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                                                                   EXHIBIT 10.1


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                                CREDIT AGREEMENT


                                  Dated as of


                               December 15, 1995


                                     Among


                         LANDMARK GRAPHICS CORPORATION,


                          THE LENDERS PARTIES HERETO,


                                      AND


                      ABN AMRO BANK N.V., HOUSTON AGENCY,
                                    AS AGENT


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                               TABLE OF CONTENTS
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SECTION 1.  DEFINITIONS; INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2      Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 2.  THE CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.1      Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.2      Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.3      Types of Loans and Minimum Borrowing Amounts  . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.4      Manner of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.5      Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.6      Maturity of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.7      Applicable Interest Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.8      Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.9      Mandatory Prepayments of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.10     Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.11     The Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.12     Breakage Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.13     Commitment Terminations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 3.       FEES AND PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.1      Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.2      Place and Application of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.3      Withholding Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 4.       CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.1      Initial Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.2      All Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 5.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.1      Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.2      Corporate Power and Authority; Validity . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.3      No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.4      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.5      Use of Proceeds; Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.6      Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.7      Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.8      True and Complete Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.9      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.10     No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.11     Labor Controversies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.12     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.13     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.14     Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.15     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.16     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
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         Section 5.17     Compliance with Statutes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.18     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.19     Existing Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 6.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.1      Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.2      Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.3      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.4      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.5      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.6      Financial Reports and Other Information . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.7      Lender Inspection Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.8      Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.9      Fiscal Years and Quarters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.10     Interest Rate Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.11     New Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.12     Limitation on Certain Restrictions on Subsidiaries; Dividends; Negative Pledges . . . . . .  33
         Section 6.13     Restrictions on Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.14     Use of Property and Facilities; Environmental, Health and Safety Laws . . . . . . . . . . .  34
         Section 6.15     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 6.16     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.17     Advances, Investments, Loans and Guaranties . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 6.18     Modifications of Corporate Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 6.19     Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 6.20     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 6.21     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 6.22     Assets of Foreign Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 6.23     Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 6.24     Total Funded Debt to EBITDA Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 6.25     Minimum Adjusted Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 7.       EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.2      Non-Bankruptcy Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 7.3      Bankruptcy Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 7.4      Collateral for Undrawn Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 7.5      Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 7.6      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 7.7      Distribution and Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  43
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SECTION 8.       CHANGE IN CIRCUMSTANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 8.1      Change of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 8.2      Unavailability of Deposits or Inability to Ascertain LIBO Rate  . . . . . . . . . . . . . .  45
         Section 8.3      Increased Cost and Reduced Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 8.4      Lending Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 8.5      Discretion of Lender as to Manner of Funding  . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.6      Substitution of Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 9.       THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 9.1      Appointment and Authorization of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 9.2      Agent and its Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 9.3      Action by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 9.4      Consultation with Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 9.5      Liability of Agent; Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 9.6      Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 9.7      Resignation of Agent and Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 10.      MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 10.1     No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 10.2     Non-Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 10.3     Documentary Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 10.4     Survival of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.5     Survival of Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.6     Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.7     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.8     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 10.9     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 10.10    Sales and Transfers of Borrowings and Notes; Participations in Borrowings and Notes . . . .  52
         Section 10.11    Amendments, Waivers and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 10.12    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 10.13    Legal Fees, Other Costs and Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 10.14    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 10.15    Binding Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 10.16    DTPA Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 10.17    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 10.18    Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 10.19    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 10.20    Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
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                               TABLE OF CONTENTS
                                  (CONTINUED)


EXHIBITS

         2.2     -    Form of Issuance Request
         2.4     -    Form of Borrowing Request
         2.6     -    Form of Certificate of Extension
         2.11    -    Form of Promissory Note
         4.1A    -    Form of Guaranty
         4.1B    -    Form of Legal Opinion
         6.6     -    Form of Compliance Certificate
         6.13    -    Form of Acquisition Report
         10.10   -    Form of Assignment Agreement

SCHEDULES

         5.1     -    List of Subsidiaries
         5.13    -    ERISA Disclosures
         5.18    -    Environmental Disclosures
         5.19    -    List of Existing Indebtedness
         6.17    -    List of Existing Investments






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         CREDIT AGREEMENT (the "Agreement"), dated as of December 15, 1995, among Landmark Graphics Corporation (the "Borrower"), a Delaware corporation, the lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders") and ABN AMRO Bank N.V. ("ABN AMRO"), a Netherlands chartered bank acting through its Houston agency, as agent for the Lenders (in such capacity, the "Agent").

                                  WITNESSETH:

         WHEREAS, the Borrower desires to obtain commitments from each of the Lenders to make loans to the Borrower and to participate in letters of credit for the account of the Borrower; and

         WHEREAS, the Lenders are willing to extend such commitments to the Borrower on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS; INTERPRETATION.

         Section 1.1. Definitions. Unless otherwise defined herein, the following terms used in this Agreement shall have the following meanings, which meanings shall be equally applicable to both the singular and plural form of such terms:

         "Acquisition" means a direct or indirect purchase by the Borrower or any of its Subsidiaries after the date hereof for cash, stock or other securities or other property, whether in one or more related transactions, of all or substantially all of the assets or voting securities or other equity interests of a Person or a business unit, division or group of a Person.

         "Adjusted LIBO" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

         Adjusted LIBO    =                             LIBO
                                               ---------------------
                                    100% - Eurodollar Reserve Percentage

         "Adjusted Net Worth" means as of any date, the sum of (i) Consolidated Net Worth, (ii) goodwill amortization and non-cash, non-recurring write-offs, each associated with an Acquisition, and (iii) merger costs associated with an Acquisition expensed under the pooling of interest method of acquisition accounting, subject to a limitation of five percent (5%) of the purchase price thereof, all as determined in accordance with GAAP.

         "Affiliate" means for any Person,(i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person, and (ii) any other Person owning beneficially or controlling 25% or more of the equity interests in such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

         "Agent" means ABN AMRO Bank N.V., a Netherlands chartered bank acting through its Houston agency, acting in its capacity as agent for the Lenders and any successor agent appointed hereunder pursuant to Section 9.7.

         "Applicable Margin" means at such times and from time to time as the relevant Total Funded Debt to EBITDA Ratio is in one of the following ranges, the percentage per annum set forth opposite such Total Funded Debt to EBITDA
Ratio:

             Total Funded Debt to EBITDA Ratio                   Percentage
             ---------------------------------                   ----------

             Equal to or greater than 2.0 to 1.0                  1.00%
             Less than 2.0 to 1.0                                 0.75%
               but equal to or greater than 1.0 to 1.0
             Less than 1.0 to 1.0                                 0.625%

The Borrower shall give written notice to the Agent of any changes in the Total Funded Debt to EBITDA Ratio as of the end of any calendar quarter which results in a change to the Applicable Margin on or before forty-five (45) days after the end of such calendar quarter, and any change to the Applicable Margin shall be effective as of the forty-fifth day after the end of such calendar quarter.

         "Assignment Agreement" means an agreement in substantially the form of
Exhibit 10.10 whereby a Lender conveys part or all of its Commitments, Loans and participations in Letters of Credit to another Person that thereupon becomes a Lender, or increases its Commitments, outstanding Loans and outstanding participations in Letters of Credit pursuant to Section 10.10.

         "Base Rate" means for any day the greater of:

                 (i) the fluctuating commercial loan rate announced by the Agent from time to time at its Chicago, Illinois office as its base rate for U.S. Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by the Agent on loans to any of its customers), with any change in the Base Rate resulting from a change in such announced rate to be effective on the date of the relevant change; and

                 (ii) the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided that
(A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Agent, plus (y) 1/2 of 1% (0.50%) per annum.

         "Base Rate Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 2.7(b).

         "Borrower" means Landmark Graphics Corporation, a Delaware corporation.

         "Borrowing" means any extension of credit made by the Lenders by way of Loans or Letters of Credit, including any Borrowings advanced, continued or converted. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the Borrower, is "continued" (in the case of Eurodollar Loans) on the date a new Interest Period commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.4(a).

         "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Houston, Texas, or New York, New York and, if the applicable Business Day relates to the advance or continuation of, conversion into, or payment on a Eurodollar Borrowing, on which banks are dealing in United States Dollar deposits in the interbank market in London, England.

         "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

         "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender, or of any bank whose short-term senior unsecured debt rating from S&P is at least A or at least A2 by Moody's, with maturities of not more than twelve (12) months from the date of acquisition, (iii) commercial paper or Eurocommercial paper with a rating of at least A-1 by S&P or at least P-1 by Moody's maturing within six
(6) months from the date of acquisition, (iv) repurchase obligations entered into with any Lender, or any other Person whose senior unsecured debt rating is at least A by S&P or at least A2 by Moody's, which is secured by a fully perfected security interest in any obligation of the type described in clause
(i) above and has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder, (v) adjustable rate preferred stock issued by any Person whose senior unsecured debt rating is at least A by S&P or at least A2 by Moody's; (vi) tax-free variable rate demand notes whose rating is at least A by S&P or at least A2 by Moody's, and (vii) money market funds which have at least $1,000,000,000 in assets and which invest in securities of the types described in clauses (i) through (vi) above.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Account" means the cash collateral account for outstanding undrawn Letters of Credit defined in Section 7.4(b).

         "Commitment" means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1 and each Lender's L/C Commitment, as such commitments may be reduced from time to time pursuant to this Agreement.

         "Commitment Amount" means an amount equal to $100,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "Commitment Termination Date" means the earliest of (i) December 15, 1998, as such date may from time to time be extended pursuant to Section 2.6,
(ii) the date on which the Commitments are terminated in full or reduced to zero pursuant to Section 2.13, or (iii) the occurrence of any Event of Default described in Section 7.1(f) or (g) or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section 7.2, or (y) in the absence of such declaration, the giving of written notice by the Agent, acting at the direction of the Majority Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate in the form of Exhibit
6.6.

         "Consolidated Net Income" means, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

         "Consolidated Net Worth" means as of any date, the sum of the Borrower's common and preferred stock and additional paid-in capital, plus retained earnings (minus accumulated deficit), all as shown on the consolidated balance sheet of the Borrower and its Subsidiaries and determined in accordance with GAAP.

         "Credit" means the credit facility for making Loans and issuing Letters of Credit described in Sections 2.1 and 2.2.

         "Credit Documents" means this Agreement, the Notes, the Letters of Credit, the Subsidiary Guaranties and any other documents or instruments executed by a Credit Party in connection with this Agreement.

         "Credit Party" means the Borrower and each Guarantor.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "EBITDA" means, for any period, (i) Consolidated Net Income, plus (ii) consolidated interest expense, plus (iii) the amount of all depreciation and amortization expense deducted in determining Consolidated Net Income, plus (iv) provisions for taxes based on income, plus (v) non-recurring non-cash write-offs and non-cash merger costs from Acquisitions, plus (vi) cash merger costs of an Acquisition expensed under the pooling of interest method of acquisition accounting, subject to a limitation of five percent (5%) of the purchase price thereof, plus (vii) extraordinary losses, minus (viii) consolidated interest income, minus (ix) extraordinary gains, all as determined in accordance with GAAP.

         "Effective Date" means the date this Agreement shall become effective as defined in Section 10.18.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment relating to the environment, health, safety or Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Eurodollar Loan" means a Loan bearing interest before maturity at the rate specified in Section 2.7(a).

         "Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency Liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.

         "Event of Default" means any of the events or circumstances specified in Section 7.1.

         "Fixed Charge Coverage Ratio" shall be calculated for any period on a historic rolling four-quarter basis as the ratio of (a) EBITDA minus capitalized research and development expenditures to (b) the sum of Fixed Charges. For purposes of calculating this ratio, (a) any Net Cash Proceeds received from permitted Transfers to Persons other than the Borrower or any of its Subsidiaries of any fixed or capital assets shall be netted against the purchase price of any fixed or capital assets purchased from Persons other than the Borrower or any of its Subsidiaries during any fiscal quarter, and (b) the purchase price of any fee interest in real property purchased by the Borrower or any of its domestic Subsidiaries during any fiscal quarter shall be excluded if, and only if, all Lenders elect in their sole discretion to obtain a Lien upon such property pursuant to the provisions of Section 6.15(m).

         "Fixed Charges" means, without duplication, (i) scheduled principal amortization of Indebtedness and required prepayments pursuant to Section 2.9, plus (ii) all consolidated cash interest expense, minus (iii) consolidated interest income, plus (iv) all expenditures for fixed or capital assets which in accordance with GAAP would be classified as capital expenditures, plus (v) principal payments of Capitalized Lease Obligations, plus (vi) all cash income taxes paid, plus (vii) all cash distributions or dividends paid, all as determined in accordance with GAAP.

         "GAAP" means generally accepted accounting principles from time to time in effect, applied in a manner consistent with those used in the preparation of the audited financial statements for the fiscal year ending June 30, 1995, referred to in Section 5.9.

         "Guarantors" all Material Subsidiaries which execute Subsidiary Guaranties.

         "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

         "Hazardous Material" means (a) any asbestos, PCBs or dioxins or insulation or other material composed of or containing asbestos, PCBs or dioxins and (b) any petroleum product and any chemical, material or other substance defined as "hazardous" or "toxic" or words with similar meaning and effect under any Environmental Law.

         "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans.

         "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money; (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business; (iii) obligations of such Person evidenced by bonds, notes, acceptances, debentures or other similar instruments of such Person or arising out of letters of credit and banker's acceptances issued for such Person's account; (iv) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person and all obligations of such Person as lessee of real or personal property (or any interest therein) under an operating lease entered into other than in the ordinary course of business and intended as a disguised financing;
(vi) obligations under Interest Rate Protection Agreements, commodity hedge, commodity swap, exchange, forward, future, collar or cap arrangements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in commodity prices, and futures agreements, arrangements or options designed to protect against fluctuations in currency exchange rates; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

         "Initial Borrowing Date" means the date on which all conditions precedent set forth herein to the initial Borrowings are satisfied or waived in writing.

         "Interest Payment Date" means (a) for a Base Rate Loan, the last Business Day of each calendar quarter such Loan is outstanding commencing December 31, 1995, and (b) for a Eurodollar Loan, the last Business Day of each Interest Period for such Loan (and, if the Interest Period shall exceed three
(3) months, on the Business Day occurring every three (3) months after the commencement of such Interest Period).

         "Interest Period" means the period commencing on the date that a Borrowing of Eurodollar Loans is advanced, continued or created by conversion and ending on the date 1, 3, 6, or (if available from all the Lenders) 12 months thereafter as selected by the Borrower pursuant to the terms of this Agreement.

         "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

         "L/C Commitments" means the commitments of the Lenders to participate in the Letters of Credit pursuant to Section 2.2 in the percentages set forth opposite their signatures hereto or pursuant to Section 10.10, as such commitments may be reduced from time to time pursuant to this Agreement.

         "L/C Commitment Amount" means $15,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "L/C Documents" means the Letters of Credit, any Issuance Requests with respect thereto or any draft or other document presented in connection with a drawing thereunder and this Agreement.

         "L/C Obligations" means the undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         "Lender" means each Lender with a Commitment.

         "Lending Office" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof, or designated pursuant to
Section 8.4.

         "Letter of Credit" means any of the letters of credit to be issued by the Agent on behalf of the Lenders for the account of the Borrower pursuant to
Section 2.2(a).

         "LIBO Rate" means, for an Interest Period, a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), equal to the arithmetic mean of the rates of interest per annum appearing on Telerate Page 3750 (or any successor publication) two (2) Business Days before the commencement of such Interest Period at or about 11:00 a.m. (London, England time) for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Agent as part of such Borrowing. If for any reason rates are not published as provided herein, the rate to be used shall be the rate per annum at which U.S. Dollar deposits are offered to the Agent in the London interbank eurodollar currency market two (2) Business Days prior to the commencement of such Interest Period at or about 11:00 a.m. (London, England time) for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Agent as part of such Borrowing.

         "Lien" means any interest in any property or asset securing an obligation owed to, or a claim by, a Person other than the owner of the property or asset, whether such interest is based on the common law, statute or contract, including, but not limited to, the lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement, escrow arrangement or trust receipt, or a lease, consignment or bailment for security purposes.

         "Loan" mean a Base Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder.

         "Majority Lenders" means, at any time, Lenders then holding in the aggregate at least fifty-one percent (51%) of the (a) the Commitment Amount or
(b) if the Commitments have terminated pursuant to the terms hereof, the aggregate Obligations plus the undrawn face amounts of all outstanding Letters of Credit. The percentage set forth opposite each Lender's name on the signature page hereto reflects the initial voting percentage of each Lender on the Effective Date.

         "Material Adverse Effect" means a material adverse effect on the business, properties or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or the Borrower and the Guarantors (taken as a whole) to perform their Obligations under this Agreement, the Notes or the other Credit Documents to which they are a party.

         "Material Subsidiaries" means Munro Garrett International, Inc., a Texas corporation, Geographix, Inc., a Colorado corporation, LMK Land Company, a Delaware corporation, Landmark Graphics Europe/Africa, Inc., a Delaware corporation, Landmark Graphics International, Inc., a Texas corporation, Landmark America Latina, S.A., a Delaware corporation, and MGI Associates, Inc., a Texas corporation, and any other domestic Subsidiary of the Borrower which either has or acquires total assets of at least $3,500,000 or is the direct or indirect domestic parent company of any foreign Subsidiary of the Borrower which has or acquires total assets of at least $3,500,000.

         "Maturity Date" means December 15, 1998, as the same may be extended pursuant to Section 2.6.

         "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

         "NationsBank" means NationsBank of Texas, N.A.

         "NationsBank Credit Facility" means that certain Letter Loan Agreement dated as of October 31, 1994, among NationsBank, the Borrower, LMK Land Company, Landmark America Latina, S.A., Landmark Graphics International, Inc., Landmark Graphics Europe/Africa, Inc., Landmark/ITA Ltd., Landmark/CAEX, Inc., Landmark Finance Corporation, CAEX Services, Inc. and MGI Associates, Inc., as heretofore amended.

         "Net Cash Proceeds" means for any Transfer of an asset (including any sale and leaseback of assets and any sale of accounts receivable), the cash proceeds (including any cash payments actually received as a deferred payment of principal pursuant to a note, installment receivable, purchase price adjustment receivable or otherwise) of such Transfer net of (x) all legal fees, accountant fees, investment banking fees, brokerage fees, survey costs, title insurance premiums, required debt payments (other than pursuant hereto) and other customary fees and expenses actually incurred and documented in connection therewith, (y) taxes paid or payable as a result thereof, and (z) purchase price adjustments reasonably expected to be payable in connection therewith.

         "Note" means any of the promissory notes of the Borrower as defined in
Section 2.11.

         "Obligations" means all obligations of the Borrower to pay fees, costs and expenses hereunder, to pay principal or interest on Loans and Reimbursement Obligations and to pay any other obligations to the Agent or any Lender arising under or in relation to any Credit Document, and all obligations of any other Credit Party to make any payment or reimburse any fees, costs or expenses to the Agent or any Lender arising under or in relation to any Credit Document.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment; provided that, if the Commitments are terminated, each Lender's Percentage shall be calculated based on its Commitment in effect immediately before such termination, subject to any assignments by such Lender of Obligations pursuant to Section 10.10.

         "Permitted Liens" are the Liens defined in Section 6.15.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

         "Reimbursement Obligation" means the obligations of the Borrower to reimburse the Agent for each drawing under a Letter of Credit as described in
Section 2.2(c).

         "SEC" means the Securities and Exchange Commission.

         "S&P" means Standard & Poor's Rating Services, and any successor thereto.

         "Security" has the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Subsidiary" means, for the Borrower, any corporation, limited liability company or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation, the Managers of such limited liability company, or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Borrower or by one or more of its Subsidiaries.

         "Subsidiary Guaranties" means the Guaranties of the Material Subsidiaries wherein the Material Subsidiaries guaranty the Borrower's Obligations to the Agent and the Lenders, as such Guaranties are amended from time to time.

         "Total Funded Debt" means, as of any date, on a consolidated basis for the Borrower and its Subsidiaries, the sum of (i) indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and obligations to pay the deferred purchase price of property which in accordance with GAAP would be shown on the consolidated balance sheet as a liability, (ii) all obligations, contingent or otherwise, relative to the face amount of letters of credit and banker's acceptances, and (iii) all obligations as lessee under leases which are required to be recorded as Capitalized Lease Obligations in accordance with GAAP.

         "Total Funded Debt to EBITDA Ratio" shall be calculated for any period on a historic rolling four-quarter basis as the ratio of (a) Total Funded Debt as of the last day of the calendar quarter to (b) EBITDA for the four quarters then ended.

         "Transfer" means a sale, transfer, conveyance, assignment or other disposition, including, without limitation, any transfer pursuant to an option to purchase, any sale or assignment (with or without recourse) of any accounts receivable and any sale and leaseback of assets, of an asset having a net book value in excess of $100,000, but excluding any involuntary transfer by operation of law, damage or destruction.

         "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or the Plan.

         Section 1.2. Interpretation. The foregoing definitions shall be equally applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Houston, Texas time unless otherwise specifically provided. All accounting terms used herein or in any other Credit Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP applied in the preparation of the financial statements referred to in Section 5.9.

SECTION 2.  THE CREDIT FACILITY.

         Section 2.1. Borrowings. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each a "Loan") to the Borrower from time to time before the Commitment Termination Date on a revolving basis up to the amount of its commitment set forth on the applicable signature page hereof or pursuant to Section 10.10 (for each Lender, its "Commitment"), subject to any reductions thereof pursuant to the terms of this Agreement. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, (a) the aggregate principal amount of the Loans of all Lenders, the undrawn face amounts of all Letters of Credit and all Reimbursement Obligations outstanding of the Borrower hereunder would exceed the Commitment Amount then in effect; or (b) all Loans of such Lender would exceed the Percentage of such Lender of the Commitment Amount then in effect. Each Borrowing of Loans shall be made ratably from the Lenders in proportion to their respective Percentages. Loans may be repaid and all or any portion of the principal amount reborrowed before the Maturity Date, subject to the terms and conditions hereof. Funding of any Loans shall be in U.S. Dollars.

         Section 2.2.     Letters of Credit. (a) Letters of Credit.   Subject
to the terms and conditions hereof, the Agent agrees to issue, on behalf of the Lenders and in reliance on their obligations under this Section 2.2, one or more letters of credit (each a "Letter of Credit") for the Borrower's account in an aggregate undrawn face amount at any time outstanding not to exceed the L/C Commitment Amount on or before the Commitment Termination Date (subject to
Section 2.2(b)); provided that the Agent shall have no obligation to issue a Letter of Credit if, after issuance thereof, (x) the aggregate principal amount of the Loans of all Lenders, the undrawn face amounts of all Letters of Credit and all Reimbursement Obligations outstanding of the Borrower hereunder would thereby exceed the Commitment Amount then in effect, (y) the outstanding L/C Obligations would thereby exceed the L/C Commitment Amount, or (z) the issuance of such Letter of Credit would conflict with any legal or regulatory restriction then applicable to the Agent or any other Lender as notified by such other Lender to the Agent before the date of issuance of the Letter of Credit. Each Letter of Credit shall be issued in U.S. Dollars and shall be in an initial face amount of at least $100,000.

        (b) Issuance Procedure. To request that the Agent issue a Letter of Credit, the Borrower shall deliver to the Agent a duly executed Issuance Request in the form of Exhibit 2.2 and such other documentation and information as the Agent may reasonably request. Upon receipt of a properly completed and executed Issuance Request and any other reasonably requested documents or information at least three (3) Business Days prior to any requested issuance date, the Agent will process such Issuance Request in accordance with its customary procedures and issue the requested Letter of Credit on the requested issuance date. The Borrower may cancel any requested issuance of a Letter of Credit prior to the issuance thereof. The Agent will notify each Lender of the amount and expiration date of each Letter of Credit it issues promptly upon issuance thereof. Each Letter of Credit shall have an expiration date no later than the earlier of two (2) years from the issuance date and ten (10) Business Days before the Maturity Date. If the Agent issues any Letters of Credit with expiration dates that automatically extend unless the Agent gives notice that the expiration date will not so extend, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (x) the expiration date of such Letter of Credit if so extended would be later than ten (10) Business Days before the Maturity Date,
(y) the Commitment Termination Date shall have occurred, or (z) a Default or an Event of Default exists and the Majority Lenders have given the Agent instructions not to so permit the expiration date of such Letter of Credit to be extended. The Agent agrees to issue amendments to any Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrower subject to the conditions precedent for all Loans contained in Section
4.2 and the other terms and conditions of this Section 2.2.

         (c) The Borrower's Reimbursement Obligations. (i) The Borrower hereby irrevocably and unconditionally agrees to reimburse the Agent for each payment or disbursement made by the Agent to settle its obligations under any draft drawn under a Letter of Credit (a "Reimbursement Obligation") within three (3) Business Days from when such draft is paid with either funds not borrowed hereunder or with a Borrowing subject to the terms and conditions contained in this Agreement. The Reimbursement Obligation shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid until the Reimbursement Obligation is paid at the lesser of the Highest Lawful Rate or the Base Rate so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in
Section 2.11(b), whether or not the Maturity Date shall have occurred. If any such payment or disbursement is reimbursed to the Agent on the date such payment or disbursement is made by the Agent, interest shall be paid on the reimbursable amount for one (1) day unless the Borrower shall have provided sufficient funds to the Agent to honor such draft prior to 10:00 a.m. on the same date the Agent obtains funds to honor such draft.

                 (ii) The Agent shall use reasonable efforts to notify the Borrower of any draft drawn on a standby Letter of Credit before any payment by the Agent of such draft so as to give the Borrower an opportunity to provide funds to the Agent to honor any such draft; provided, however, the failure of the Agent to notify the Borrower pursuant to any of the provisions of this
Section 2.2(c) shall in no way impair or affect any Reimbursement Obligations or give rise to any liability of the Agent or any Lender. The Agent shall in any event give the Borrower notice of any drawing on a Letter of Credit within two (2) Business Days after such drawing is paid.

                 (iii) The Borrower agrees for the benefit of the Agent and each Lender that the obligations of the Borrower under this Section 2.2(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including without limitation the following circumstances:

                          (1)     any lack of validity or enforceability of any
of the L/C Documents;

                          (2)     any amendment or waiver of or any consent to
depart from all or any of the provisions of any of the L/C Documents;

                          (3)      the existence of any claim, set-off, defense
or other right the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

                          (4)     any statement or any other document presented
under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                          (5)     payment by the Agent under a Letter of Credit
against presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent; or

                          (6)     any other act or omission to act or delay of
any kind by the Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.2(c), constitute a legal or equitable discharge of the Borrower's obligations hereunder or under an Issuance Request.

        (d) The Participating Interests. Each Lender severally and not jointly agrees to purchase from the Agent, and the Agent hereby agrees to sell to each Lender, an undivided percentage participating interest, to the extent of its Percentage, in each Letter of Credit issued by, and Reimbursement Obligation owed to, the Agent in connection with a Letter of Credit. Upon any failure by the Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Section 2.2(c), or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Borrower of any Reimbursement Obligation in connection with a Letter of Credit, the Agent shall promptly give notice of same to each Lender, and the Agent shall have the right to require each Lender to fund its participation in such Reimbursement Obligation. Each Lender (except the Agent to the extent it is also a Lender) shall pay to the Agent an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Agent to such effect, if such notice is received before 2:00 p.m., or not later than the following Business Day if such notice is received after such time. If a Lender fails to timely pay such amount to the Agent, it shall also pay to the Agent interest on such amount accrued from the date payment of such amount was made by the Agent to the date of such payment by the Lender at a rate per annum equal to the Base Rate in effect for each such day and only after such payment shall such Lender be entitled to receive its Percentage of each payment received on the relevant Reimbursement Obligation and of interest paid thereon. If any such Lender fails to pay such amount to the Agent, any payments made by the Borrower with respect to the relevant Reimbursement Obligation shall first be applied by the Agent to the unfunded participation in such Reimbursement Obligation before any other Lenders receive any payments or proceeds. The several obligations of the Lenders to the Agent under this Section 2.2(d) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment any Lender may have or have had against the Borrower, the Agent, any other Lender or any other Person whatsoever including, but not limited to, any defense based on the failure of the demand for payment under the Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit and INCLUDING BUT NOT LIMITED TO THOSE RESULTING FROM THE AGENT'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Commitment of a Lender, and each payment by a Lender under Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

         Section 2.3. Types of Loans and Minimum Borrowing Amounts. Borrowings of Loans may be outstanding as either Base Rate Loans or Eurodollar Loans, as selected by the Borrower pursuant to Sections 2.4 and 2.5. All Borrowings advanced on the Initial Borrowing Date shall be advanced as Base Rate Loans. Each Borrowing shall be in a minimum amount of not less than $1,000,000 and incremental multiples of $500,000.

         Section 2.4. Manner of Borrowing. (a) Notice to the Agent. The Borrower shall give notice to the Agent by no later than 11:00 a.m. (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans, and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.3's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, the Borrower may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees provided in Section 2.12, and all interest accrued on such Borrowing, and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period specified by the Borrower on any Business Day. Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 11:00 a.m. at least three (3) Business Days before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Such written notice shall be in the form of a Borrowing Request in the form of Exhibit 2.4 which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, whether any portion of the requested Borrowing shall be used for funding any Acquisition, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

         (b) Notice to the Lenders. The Agent shall give prompt telephonic, telex or facsimile notice to each Lender of any notice received from the Borrower pursuant to Sections 2.4 and 2.5 relating to a Borrowing. The Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of Eurodollar Loans (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

         (c) Borrower's Failure to Notify. If the Borrower fails to give notice pursuant to Section 2.4(a) of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans or of a Borrowing to pay an outstanding Reimbursement Obligation and has not notified the Agent by 12:00 a.m. at least three (3) Business Days before the last day of the Interest Period for such Borrowing of Eurodollar Loans or the day such Reimbursement Obligation becomes due that it intends to repay such Borrowing or such Reimbursement Obligation with funds not borrowed hereunder, the Borrower shall be deemed to have requested, as applicable, the continuation of such Borrowing as a Eurodollar Loan with an Interest Period of the same duration as the prior Interest Period (provided that if such prior Interest Period is twelve (12) months and such Interest Period shall not then be available to all the Lenders, the Borrower shall be deemed to have requested an Interest Period of six (6) months) or, subject to all other provisions hereof, the advance of a new Borrowing of Base Rate Loans on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

         (d) Disbursement of Loans. Not later than 12:00 p.m. on the date of any requested advance of a new Borrowing of Loans, each Lender, subject to all other provisions hereof, shall pay to the Agent its Loan comprising its ratable share of such Borrowing in funds immediately available in New York, New York according to the disbursement instructions of the Agent. The Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower on such date. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

         (e) Agent Reliance on Lender Funding. (i) Unless the Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the interest rate attributable to such Loan. If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will within five (5) Business Days after notice thereof from the Agent repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to such Loan. The Borrower hereby reserves any and all rights, claims and causes of action which it may have at law or in equity against any such Lender.

                 (ii) The Agent shall use reasonable efforts to verify that each Lender has made payment to the Agent of the proceeds of the Loan to be made by such Lender before making available to the Borrower the proceeds of the Loan to be made by such Lender and shall advise the Borrower of such efforts upon the request of the Borrower; provided, however, the failure of the Agent to so verify such payment or so advise the Borrower pursuant to the provisions of this Section 2.5(e)(ii) shall in no way impair, affect or delay the Borrower's obligation to repay any proceeds as provided in Section 2.5(e)(i) or give rise to any liability of the Agent or any Lender other than the defaulting Lender.

        Section 2.5. Interest Periods. As provided in Section 2.4(a), at the time of each request for the advance or continuation of, or conversion into, a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options; provided, however, that:

        (a) the Borrower may not select an Interest Period for a Borrowing of Loans that extends beyond the Maturity Date;

        (b) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

        (c) if there exists no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such calendar month.

        Section 2.6. Maturity of Loans. Each Loan shall mature and become due and payable by the Borrower on the Maturity Date. The Borrower may extend the Commitments, the Commitment Termination Date and the Maturity Date for up to two (2) additional one-year periods, provided that the Borrower gives written notice substantially in the form of Exhibit 2.6 to the Agent of its election to extend the Commitments, the Commitment Termination Date and the Maturity Date for a one-year period on or before ninety (90) days before each of the first and second anniversaries of the Effective Date and all of the Lenders consent to such extension in their sole discretion on or before thirty (30) days before such first or second anniversary of the Effective Date. The Agent shall promptly notify each Lender of any such request of the Borrower, and each Lender shall notify the Agent and the Borrower, no fewer than thirty (30) days before such first or second anniversary of the Effective Date, whether in the exercise of its sole discretion, it will extend the Commitments, the Commitment Termination Date and the Maturity Date. Any Lender which shall not timely notify the Agent whether it will extend the Commitments, the Commitment Termination Date and the Maturity Date shall be deemed to not have agreed to extend the Commitments, the Commitment Termination Date and the Maturity Date. No Lender shall have any obligation whatsoever to extend its Commitment, the Commitment Termination Date or the Maturity Date.

        Section 2.7.   Applicable Interest Rates. (a) Eurodollar Loans.
Each Eurodollar Loan shall bear interest (computed on the basis of a 360 day year and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of Adjusted LIBO plus the Applicable

Margin applicable to such Loan, payable on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan.

         (b) Base Rate Loans. Each Base Rate Loan shall bear interest (computed on the basis of a 365 or 366 day year, as applicable, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Eurodollar loan at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Base Rate, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise).

         (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder and such determination shall be rebuttable presumptive evidence of such interest rate except in the case of manifest error or willful misconduct.

         Section 2.8. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

         (a) for any Base Rate Loan the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity);

         (b) for any Eurodollar Loan the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity); and

         (c) for any unpaid Reimbursement Obligations, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity).

It is the intention of the Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or the Loans would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Notes or to the Reimbursement Obligations (or, if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Notes or to the Reimbursement Obligations (or if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower). To the extent that
Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Agent and the Lenders for the purpose of determining the Highest Lawful Rate, the Agent and the Lenders hereby elect to determine the applicable rate ceiling under such Article by the indicated (Weekly) rate ceiling from time to time in effect, subject to their right subsequently to change such method in accordance with applicable law. In the event the Loans and all Reimbursement Obligations are paid in full by the Borrower prior to the full stated term of the Loans and the interest received for the actual period of the existence of the Loans exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrower the amount of the excess or shall credit the amount of the excess against amounts owing under the Loans and, to the extent permitted by applicable law, none of the Agent or the Lenders shall be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. Chapter 15 of Article 5069 of the Texas Revised Civil Statutes, which regulates certain revolving credit loan accounts and revolving tri-party accounts, shall not apply to this Agreement or the Notes.

         Section 2.9. Mandatory Prepayments of Loans. If the aggregate principal amount of outstanding Loans and L/C Obligations shall at any time for any reason exceed the Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the ratable benefit of the Lenders as a prepayment of the Loans and, if all Loans have been paid, a prefunding of Letters of Credit. Any mandatory prepayment pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.4, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees pursuant to Section 2.12.

         Section 2.10. Optional Prepayments. The Borrower shall have the privilege of prepaying Base Rate Loans without premium or penalty in whole or in part at any time (but, if in part, then in an amount which is equal to or greater than $1,000,000); provided, however, that the Borrower shall have given notice of such prepayment to the Agent no later than 10:00 a.m. on the date of such prepayment. The Borrower shall have the privilege of prepaying Eurodollar Loans (a) without premium or penalty in whole or in part (but, if in part, then in an amount which is equal to or greater than $1,000,000) only on the last Business Day of an Interest Period for such Loan, and (b) at any other time so long as the breakage fees provided for in Section

2.12 are paid; provided, however, that the Borrower shall have given notice of such prepayment to the Agent no later than 10:00 a.m. at least three (3) Business Days before the last Business Day of such Interest Period or the proposed prepayment date. Any such prepayments shall be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of such prepayment, together with any applicable breakage fees. Optional prepayments shall first be applied to any Reimbursement Obligations with respect to Letters of Credit, then to the Loans. The Borrower may direct the application of any optional prepayment hereunder to any of the Base Rate Loans or Eurodollar Loans then outstanding.

         Section 2.11. The Notes. (a) The Loans outstanding to the Borrower from each Lender shall be evidenced by a single promissory note of the Borrower payable to each such Lender in the form of Exhibit 2.11 (each a "Note").

        (b) Each holder of a Note shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a Eurodollar Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

         Section 2.12. Breakage Fees. If any Lender incurs any loss, cost or expense (including, without limitation, any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

         (a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period (whether by acceleration, mandatory prepayment or otherwise); or

         (b) any failure by the Borrower to borrow, prepay or convert a Eurodollar Loan on the date specified in a notice given pursuant to Section 2.4(a),

then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense), and the amounts shown on such certificate shall be rebuttable presumptive evidence of such loss, cost or expense absent manifest error. Within ten

(10) days of receipt of such certificate, the Borrower shall pay directly to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein.

        Section 2.13. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the Commitments or L/C Commitments without premium or penalty, in whole or in part, any partial termination to be (a) in an amount not less than $1,000,000 and in integral multiples of $500,000 as determined by the Borrower, and (b) allocated ratably among the Lenders in proportion to their respective Commitments and L/C Commitments, as applicable; provided that the Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Loans plus the aggregate undrawn face amount of outstanding Letters of Credit plus any unpaid Reimbursement Obligations, and the L/C Commitment Amount may not be reduced to an amount less than the aggregate undrawn face amount of outstanding Letters of Credit plus any unpaid Reimbursement Obligations, in each case after giving effect to payments on such proposed termination or reduction date, unless the Borrower provides to the Agent cash collateral in an amount sufficient to cover such shortage or back to back letters of credit from a bank(s) or financial institution(s) satisfactory to the Majority Lenders in an amount equal to the undrawn face amount of any outstanding Letters of Credit with an expiration date of at least five (5) days after the expiration date of any Letter of Credit and which provide that the Agent may make a drawing thereunder in the event that it pays a drawing under such Letter of Credit. The Agent shall give prompt notice to each Lender of any such termination of Commitments. Any termination of Commitments or L/C Commitments pursuant to this Section 2.13 is permanent and may not be reinstated.

SECTION 3.       FEES AND PAYMENTS.

         Section 3.1. Fees. (a) Commitment Fee. For the period from the Effective Date to and including the Maturity Date, the Borrower shall pay to the Agent for the ratable account of the Lenders, a commitment fee (computed on a basis of a 360 day year, and actual days elapsed) on the average daily difference between (x) the Commitment Amount, and (y) the sum of the outstanding Loans and the L/C Obligations, such fee to be calculated from time to time at the rate per anum set forth opposite the relevant Total Funded Debt to EBITDA Ratio set forth below:

                 Total Funded Debt to EBITDA Ratio              Commitment Fee
                 -----------------------------------            --------------

                 Equal to or greater than 2.0 to 1.0                0.30%
                 Less than 2.0 to 1.0                               0.25%

Such fees shall be payable in arrears commencing on March 31, 1996, and on the last day of each calendar quarter thereafter and on the Maturity Date, unless the Commitments are terminated in whole on an earlier date, in which event the commitment fee with respect thereto for the period to, but not including, the date of such termination shall be paid in whole on the date of such termination. Any change to the commitment fee as a result of a change in the Total Funded Debt to EBITDA Ratio shall be effective as of the first day of the next calendar quarter.

         (b) Letter of Credit Fees. Commencing upon the date of issuance or extension of any Letter of Credit, the Borrower shall pay to the Agent quarterly in advance for the ratable account of the Lenders a nonrefundable fee equal to a percentage per annum of the face amount of such Letter of Credit equal to the Applicable Margin, subject to a $250.00 minimum fee, calculated on the basis of a 360 day year and actual days elapsed and based on the scheduled expiration date of the Letter of Credit. Such fee shall be payable by the Borrower thereafter in advance on the last day of March, June, September and December of each year, with the last such payment on the date any such Letter of Credit expires. In addition, the Borrower shall pay to the Agent solely for the Agent's account in connection with each Letter of Credit the standard administrative and amendment fees and expenses for letters of credit established by the Agent from time to time and as agreed between the Agent and the Borrower.

         (c) Agent Fees. The Borrower shall pay to the Agent the fees agreed to in writing between the Agent and the Borrower.

         Section 3.2. Place and Application of Payments. (a) All payments of principal of and interest on the Loans, of Reimbursement Obligations, and of all other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Agent by no later than 2:30 p.m. on the due date thereof at the office of the Agent in New York, New York (or such other location as the Agent may designate to the Borrower) for the benefit of the Lenders entitled to such payments. Any payments received by the Agent from the Borrower after 2:30 p.m. shall be deemed to have been received on the next Business Day. Such payments shall be made in U.S. Dollars in immediately available funds at the place of payment without setoff or counterclaim. The Agent will, on the same day each payment is received or deemed to have been received in accordance with this Section 3.2, cause to be distributed like funds to the Lenders ratably in accordance with the aggregate amount of Obligations owed to each Lender.

         (b) If any payment received by the Agent under any Credit Document is insufficient to pay in full all amounts then due and payable to the Agent and the Lenders under the Credit Documents, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the order set forth in
Section 7.7. In calculating the amount of Obligations owing each Lender other than for principal and interest on Loans and Reimbursement Obligations and fees under Section 3.1, the Agent shall only be required to include such other Obligations that Lenders have certified to the Agent in writing are due to such Lenders.

         Section 3.3. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 3.3(b), each payment by the Borrower or any Guarantors under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which Borrower or such Guarantors is domiciled, any jurisdiction from which Borrower or Guarantors makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein.
If any such withholding is so required, Borrower or Guarantors, as applicable, shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent is free and clear of such taxes (including such taxes on such additional amount) and is equal to the amount that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, Borrower or Guarantors, as applicable, shall reimburse the Agent or that Lender for the payment on demand in the currency in which such payment was made. If such Borrower or Guarantors pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other satisfactory evidence of payment if such tax receipts have not yet been received by the Borrower or Guarantors (with such tax receipts to be promptly delivered when actually received), to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) within fifteen
(15) days of such payment.

        (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the Initial Borrowing Date, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Lender, and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person.

         (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 3.3 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

SECTION 4.       CONDITIONS PRECEDENT.

         The obligation of each Lender to fund or make any Loan hereunder and of the Agent to issue, extend (or permit the extension of) the expiration date of, or to increase the amount of, any Letter of Credit is subject to the following conditions precedent, all in form and substance satisfactory to the Lenders (and which shall be evidenced by the making or advancing of any Loan or the issuance, extension, or increase of any Letter of Credit) and in sufficient number of signed counterparts to provide one for each Lender (except for the Notes, of which only one original shall be signed for each Lender):

         Section 4.1. Initial Borrowing. Before or concurrently with the Initial Borrowing Date, the Agent shall have received:

         (a)     Notes.  The duly executed Notes of the Borrower;

         (b) Guaranties. The duly executed Guaranty of each Material Subsidiary of the Borrower in substantially the form of Exhibit 4.1A;

         (c) Certificates of Officers of Credit Parties. Certificates of the Secretary or Assistant Secretary and the President or Vice President of each Credit Party containing specimen signatures of the persons authorized to execute Credit Documents on each Credit Party's behalf, together with (x) copies of resolutions of the Board of Directors or other appropriate body of each Credit Party authorizing the execution and delivery of the Credit Documents to which it is a party and of all other legal documents or proceedings taken by the Credit Parties in connection with the execution and delivery of the Credit Documents and (y) copies of each Credit Party's Certificate or Articles of Incorporation and bylaws or other governing documents;

        (d) Lien Searches. The results of recent lien searches and Uniform Commercial Code searches in each of the applicable jurisdictions showing no Liens on any of the property or assets of any Credit Party other than Permitted Liens, or evidence that any such Liens other than Permitted Liens have been terminated or will be terminated concurrently with the Initial Borrowing Date;

         (e) Certificate of Financial Condition. A certificate of the Chief Financial Officer of the Borrower documenting the solvency of the Borrower and its Subsidiaries on a consolidated basis, after giving effect to the Borrowings on the Initial Borrowing Date hereunder, and certifying as true, correct and complete the most recent financial statements described in Section 5.9;

         (f) Insurance Certificate. A certificate from the Borrower attaching a schedule describing in reasonable detail the insurance maintained by the Borrower and its Subsidiaries;

         (g) Fees. Payment of all fees and all expenses incurred through the Effective Date then due and owing to the Agent pursuant to this Agreement;

         (h)     Compliance Certificate.  A duly executed Compliance
Certificate;

         (i) Consents. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to the Credit Documents or any other document provided herein;

         (j) NationsBank Releases. Evidence that the promissory notes and all other obligations under the NationsBank Credit Facility have been or will be paid in full with the proceeds of the initial Borrowing hereunder and evidence that all Liens under the NationsBank Credit Facility have been or will be released;

         (k) Opinion of Counsel. The opinion of Winstead Sechrest & Minick, P.C., legal counsel to the Credit Parties, in substantially the form attached as Exhibit 4.1B and covering such additional matters as the Lenders may reasonably require;

         (l) Commitments. Commitments from the Lenders in an aggregate amount of $100,000,000; and

         (m) Other Documents. Such other documents as the Agent may reasonably request.

         Section 4.2. All Borrowings. At the time of each new or increased Borrowing hereunder (including the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit and the initial Borrowing hereunder):

         (a) Notices. In the case of a Borrowing, the Agent shall have received the Borrowing Request notice required by Section 2.4, and in the case of the issuance, extension or increase of a Letter of Credit, the Agent shall have received a duly completed Issuance Request for such Letter of Credit, as the case may be, meeting the requirements of Section 2.2(b);

         (b) Warranties True and Correct. Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the Credit Documents shall be true and correct in all material respects as of the date of such new Borrowing, except as a result of the transactions permitted hereunder or except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct as of such earlier date;

         (c) No Default. No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing; and

         (d) Regulation U; Other Laws. The Borrowings to be made by the Borrower shall not result in the Borrower or any Lender being in non-compliance with or in violation of Regulation U and shall not be prohibited by Regulations G, T and X or any other legal requirement imposed by the banking laws of the United States of America.

Each request for a new or increased Borrowing and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, issuance of, increase in the amount of, or extension of the expiration date of, such Letter of Credit (a) that all conditions precedent to such Borrowing have been satisfied or fulfilled, (b) that all of the representations and warranties contained in this Agreement are true and correct on the date thereof as if made on the date thereof except to the extent such representation or warranty relates to an earlier date, in which case it shall have been true and correct as of such earlier date, and (c) no Default or Event of Default shall have occurred and be continuing or will occur as a result of any such Borrowing or issuance of, increase in the amount of, or extension of the expiration date of such Letter of Credit. If a Default or an Event of Default shall have occurred and be continuing, the Borrower may not convert any Base Rate Loan into an Eurodollar Loan or continue any Eurodollar Loan unless the Majority Lenders consent, subject to the applicability of the provisions of Section 2.8 regarding default rates of interest. If the Majority Lenders do not so consent, any Eurodollar Loan which has not been accelerated pursuant to the terms hereof shall automatically convert into a Base Rate Loan at the end of the applicable Interest Period unless prior to such time, such Default or Event of Default shall have been cured or waived pursuant to the terms hereof.

SECTION 5.       REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to each Lender and the Agent as follows:

         Section 5.1. Corporate Organization. (a) The Borrower and each of its Subsidiaries: (i) is a duly organized and existing corporation in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary corporate power to own the property and assets it uses in its business and otherwise to carry on its present business and the business it currently proposes to transact; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

         (b) As of the Effective Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 5.1. Schedule 5.1 correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

         Section 5.2. Corporate Power and Authority; Validity. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles relating to or limiting creditors' rights generally.

         Section 5.3. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, will (a) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (b) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien as provided in Section 6.15 upon any of the property or assets of the Borrower or any of its Subsidiaries under the terms of any contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound or to which they may be subject or (iii) violate or conflict with any provision of the certificate or articles of incorporation or by-laws of the Borrower or any of its Subsidiaries.

         Section 5.4. Litigation. There are no actions, suits or proceedings (including, without limitation, derivative actions) pending or, to the knowledge of the Borrower, threatened involving the Borrower or any of its Subsidiaries that are likely to have a Material Adverse Effect.

         Section 5.5. Use of Proceeds; Margin Regulations. (a) The proceeds of the Loans shall be used (i) to refinance outstanding amounts under the NationsBank Credit Facility, (ii) for general corporate purposes, including to provide working capital, to fund drawing under Letters of Credit and for Acquisitions, and (iii) to purchase, redeem or otherwise acquire shares of the capital stock of the Borrower up to a maximum amount of $5,000,000 in any fiscal year.

         (b) Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), to extend credit for the purpose of purchasing or carrying any "margin stock," or for a purpose which violates Regulations G, T, U or X of the Board of Governors of the Federal Reserve System. After application of the proceeds of any of the Borrowings and any acquisitions permitted hereunder, less than 25% of the assets of each of the Borrower and each of its Subsidiaries consists of "margin stock."

         Section 5.6. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 5.7. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 5.8. True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by the Borrower or any of its Subsidiaries in writing to the Agent or any Lender in connection with any Credit Document or any transaction contemplated therein is, and all other such factual information hereafter furnished by any such Persons in writing to the Agent or any Lender in connection herewith, any of the other Credit Documents or the Loans, will be true and accurate in all material respects on the date of such information and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

         Section 5.9. Financial Statements. The financial statements heretofore delivered to the Lenders (i) for the Borrower's fiscal year ending on or before June 30, 1995, and for the Borrower's fiscal quarter ending on or before September 30, 1995, have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with the Borrower's financial statements for the previous fiscal year, and (ii) for periods ending on or after September 30, 1995, will be prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with the Borrower's financial statements for the previous fiscal year. Each of such annual and other financial statements fairly presents on a consolidated basis the financial position of the Borrower, as of the dates thereof, and the results of operations for the periods covered thereby, subject in the case of interim financial statements, to normal year-end audit adjustments and omission of certain footnotes as permitted by the SEC.

The Borrower and its Subsidiaries have no material contingent liabilities or material Indebtedness other than those disclosed in the financial statements referred to in this Section 5.9.

         Section 5.10. No Material Adverse Change. There has been no material adverse change in the (i) business, properties, operations or financial condition of the Borrower or the Borrower and its Subsidiaries, taken as a whole, since September 30, 1995, in the case of the initial Borrowing, or since such date or the date of the last financial statement delivered pursuant to Section 6.6 in the case of subsequent Borrowings, (ii) affecting the rights and remedies of the Lenders in any material respect under and in connection with this Agreement, the Notes and the Credit Documents; or (iii) in the ability of the Borrower or of the Borrower and Guarantors (taken as a whole) to perform their Obligations under this Agreement, the Notes or the other Credit Documents to which they are a party.

         Section 5.11. Labor Controversies. There are no labor controversies pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         Section 5.12. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns required to be filed, whether in the United States or in any foreign jurisdiction and have paid all taxes, rates, assessments, fees and governmental charges (collectively, "Taxes") due and no claims are being asserted for Taxes except such Taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP or where such failure to file or pay any such Taxes could not reasonably be foreseen to have a Material Adverse Effect. No liens for Taxes have been filed or asserted except such liens related to Taxes which are being contested in good faith and for which reserves have been provided in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for Taxes and other governmental charges have been determined in accordance with GAAP.

         Section 5.13. ERISA. With respect to each Plan, the Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA except as described in reasonable detail in Schedule 5.13. Neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         Section 5.14. Consents. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate the Borrowings hereunder have been obtained or made and are or will be in full force and effect.

         Section 5.15. Capitalization. All outstanding shares of the Borrower and its Material Subsidiaries have been duly and validly issued, are fully paid and nonassessable. None of the Material Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

         Section 5.16. Intellectual Property. The Borrower and its Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks, and trade names, that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted.

         Section 5.17. Compliance with Statutes, Etc. The Borrower and its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic and foreign, in respect of the conduct of their businesses and the ownership of their properties, except such non-compliance as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         Section 5.18. Environmental Matters. (a) Except as described in reasonable detail in Schedule 5.18, the Borrower and its Subsidiaries have complied in all material respects with, and on the date of each Borrowing will be in compliance in all material respects with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries on any real property owned or operated by the Borrower or any of its Subsidiaries except as described in reasonable detail in Schedule 5.18. To the best knowledge of the Borrower, there are no conditions or occurrences on any real property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such real property that would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such real property that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect under any applicable Environmental Law.

         (b) To the best of the Borrower's knowledge (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any real property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or would reasonably be expected to violate any Environmental Law, and (ii) Hazardous Materials have not at any time been released on or from any real property owned or operated by the Borrower or any of its Subsidiaries, in each case except as could not reasonably be expected to have a Material Adverse Effect.

         Section 5.19. Existing Indebtedness. Schedule 5.19 contains a complete list of all Indebtedness (other than the Obligations hereunder and Indebtedness permitted by Section 6.16(c) through (j)) of the Borrower and its Subsidiaries on the Effective Date after giving effect to the use of the proceeds of the Loans made on the Effective Date, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness.

SECTION 6.       COVENANTS.

         The Borrower covenants and agrees that, so long as any Note, Letter of Credit, Reimbursement Obligation or any other Obligation is outstanding or any Commitment is outstanding hereunder, unless the Majority Lenders shall otherwise consent in writing:

         Section 6.1. Corporate Existence. Each of the Borrower and its Subsidiaries will preserve and maintain its corporate existence except for the dissolution of any Subsidiaries whose assets are transferred to the Borrower or any of its Subsidiaries orexcept as otherwise expressly permitted herein.

         Section 6.2. Maintenance. Each of the Borrower and the Guarantors will maintain, preserve and keep its properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such properties and equipment are reasonably preserved and maintained; provided, however, that nothing in this Section 6.2 shall prevent the Borrower or any Guarantor from discontinuing the operation or maintenance of any such properties or equipment if such discontinuance is, in the judgment of the Borrower or any Guarantor, as applicable, desirable in the conduct of their businesses.

         Section 6.3. Taxes. Each of the Borrower and its Subsidiaries will duly pay and discharge all Taxes upon or against it or its properties before payment is delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP or where such failure could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries will not permit any liens for Taxes to be filed except such liens related to Taxes which are being contested in good faith and for which reserves have been provided in accordance with GAAP.

         Section 6.4. ERISA. Each of the Borrower and its Subsidiaries will promptly pay and discharge all obligations and liabilities arising under ERISA with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any of their properties or assets and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a multi-employer plan, as defined in ERISA, so long as the event thereunder cannot reasonably be foreseen to have a Material Adverse Effect), other than any such event with respect to which the PBGC has waived notice by regulation,
(ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event that could result in the incurrence of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary, in connection with any post-retirement benefit under a welfare plan (as defined in ERISA).

         Section 6.5. Insurance. Each of the Borrower and its Subsidiaries will insure, and keep insured, with responsible insurance companies, all insurable property and assets owned by it of a character and to the extent as is customarily maintained by companies similarly situated and operating like property or assets (subject to self-insured retentions) and insure employers' and public and product liability risks, all with responsible insurance companies reasonably acceptable to the Agent. The Borrower will on or before September 30th of each fiscal year and upon the request of the Agent, furnish a certificate from an officer of the Borrower setting forth the nature and extent of the insurance maintained pursuant to this Section 6.5.

         Section 6.6. Financial Reports and Other Information. (a) The Borrower and its Subsidiaries will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their respective authorized representatives such information about the business and financial condition of the Borrower and its Subsidiaries as any Lender may reasonably request; and, without any request, will furnish to the Agent:

                 (i) within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail in the form filed with the SEC, and certified by the chief financial officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, subject to normal year-end audit adjustments and omission of any footnotes as permitted by the SEC;

                 (ii) within 120 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures for the preceding fiscal year audited by an independent nationally recognized accounting firm and in the form filed with the SEC;

                 (iii) as soon as available, but in no event later than August 15th of each year, a preliminary projection, and no later than September 15th of each year, a final projection of Borrower's consolidated balance sheet and consolidated income, retained earnings and cash flows for its current fiscal year showing such projected budget for each fiscal quarter of the Borrower ending during such year; and

                 (iv) within ten (10) days after the sending or filing thereof, copies of all financial statements, projections, documents and other communications that the Borrower sends to its stockholders or files with the SEC or any similar governmental authority.

The Agent will forward promptly to the Lenders the information provided by the Borrower pursuant to (i) through (iv) above.

         (b) Each financial statement furnished to the Lenders pursuant to subsections (i) and (ii) of Section 6.6(a) shall be accompanied by (A) a written certificate signed by the Borrower's chief financial officer, in his or her capacity as such, to the effect that (1) no Default or Event of Default then exists or, if any such Default or Event of Default exists as of the date of such certificate, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (2) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date, and (B) a Compliance Certificate in the form of Exhibit 6.6 showing the Borrower's compliance with the covenants set forth herein.

         (c) Promptly upon receipt thereof, the Borrower will provide the Agent with a copy of each report or "management letter" submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books and records of the Borrower or any of its Subsidiaries.

         (d) Promptly after obtaining knowledge of any of the following, the Borrower will provide the Agent with written notice in reasonable detail of:

                 (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any real property owned or operated by the Borrower or any of its Subsidiaries;

                 (ii) any condition or occurrence on any real property owned or operated by the Borrower or any of its Subsidiaries that results in material noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law; and

                 (iii) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any real property owned or operated by the Borrower or any of its Subsidiaries.

         (e) The Borrower will promptly (and in any event within three (3) Days after an executive officer of the Borrower has actual knowledge thereof) give written notice to the Agent of: (i) the occurrence of any Default or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section 5.4; (iii) any circumstance that has had or is likely to have a Material Adverse Effect; and (iv) any event which would result in a breach of, or is likely to result in a breach of, Sections 6.23, 6.24 or 6.25.

         Section 6.7. Lender Inspection Rights. Upon reasonable notice from the Agent or any Lender, the Borrower will permit the Agent or any Lender (and such Persons as the Agent or such Lender may reasonably designate) during normal business hours at such entity's sole expense unless a Default or Event of Default shall have occurred and be continuing, in which event at the Borrower's expense, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Agent and any Lender (and such Persons as the Agent or such Lender may reasonably designate) the affairs, finances and accounts of the Borrower and its Subsidiaries), as often as may be reasonably requested.

         Section 6.8. Conduct of Business. The Borrower and its Subsidiaries will not engage in any line of business other than the businesses any of them engage in as of the date hereof and any reasonably related businesses that involve information technology.

         Section 6.9. Fiscal Years and Quarters. Borrower will, for financial reporting purposes, maintain for itself and its Subsidiaries a fiscal year that ends on June 30 of each year and fiscal quarters that end on September 30, December 31, March 31 and June 30 of each year.

         Section 6.10. Interest Rate Protection. The Borrower shall notify the Agent in writing of the proposed terms and conditions and proposed counterparty of any Interest Rate Protection Agreement, and the Agent shall have the right of last refusal to elect to enter into an Interest Rate Protection Agreement on the same terms and conditions and shall notify the Borrower in writing within one (1) Business Day after receipt of notice from the Borrower of any such election by it.

         Section 6.11. New Subsidiaries. The Borrower shall cause any (a) Material Subsidiary of the Borrower which is formed or acquired or (b) Subsidiary which becomes a Material Subsidiary after the Effective Date to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all the obligations under this Agreement and the Notes within thirty (30) days following such event.

         Section 6.12. Limitation on Certain Restrictions on Subsidiaries; Dividends; Negative Pledges. (a) The Borrower and its Subsidiaries will not directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of any Subsidiaries of the Borrower to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or pay any Indebtedness owed to the Borrower, or (ii) make loans or advances to the Borrower or any of its Subsidiaries, except for restrictions existing under or by reason of applicable law or this Agreement and the other Credit Documents and except for any restrictions existing in connection with any Subsidiary acquired by the Borrower after the Initial Borrowing Date, in which case the Borrower shall either promptly cause the removal or release of any such restrictions or not advance the proceeds of any Loan to such Subsidiary even if otherwise permitted by this Agreement.

         (b) The Borrower shall not redeem, purchase or otherwise acquire any shares of its capital stock directly or indirectly out of the proceeds of any Borrowing other than as permitted herein, or declare or pay any dividends on its capital stock, make any distribution or payment to stockholders, or set aside any funds for such purpose, and not permit any of its Subsidiaries to do any of the same except: (i) any Subsidiary of the Borrower may declare and pay dividends or make distributions to the Borrower and make payments to the Borrower on any obligations or liabilities, including Indebtedness, owing to the Borrower; (ii) capital stock of the Borrower may be purchased (or the purchase thereof funded) or otherwise acquired by any of the Borrower or its Subsidiaries for any Code Section 401(K) plan, Code Section 423 plan or Plan of the Borrower or any of its Subsidiaries so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such payment; and (iii) the Borrower may redeem, purchase or otherwise acquire shares of its capital stock, or set aside funds for such purpose, in an amount of up to $5,000,000 in any fiscal year out of the proceeds of Borrowings.

         (c) The Borrower shall not, and will not permit any Subsidiary to, make any deposit for any of the purposes restricted or prohibited in clauses
(a) or (b) above.

         (d) The Borrower and its Subsidiaries shall not enter into any negative pledge agreement or any other agreement (i) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired except as then contained in the documentation evidencing any permitted Indebtedness assumed in connection with a permitted Acquisition, or (ii) prohibiting or restricting the ability of the Borrower or any Subsidiary to amend or otherwise modify this Agreement or any Credit Document.

         Section 6.13. Restrictions on Fundamental Changes. (a) Neither the Borrower nor any of its Subsidiaries shall be a party to any merger into or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or stock of any other Person, or sell all or substantially all of its assets or stock, except (i) a Subsidiary of the Borrower may merge into or consolidate with the Borrower or another Subsidiary of the Borrower; or (ii) the Borrower or any of its Subsidiaries may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of any other Person if upon the consummation of any such merger, consolidation, purchase or acquisition, (A) the Borrower or such Subsidiary is the surviving corporation in any such merger or consolidation, (B) such merger, consolidation, purchase or acquisition is non-hostile in nature, (C) such Person is in similar lines of business as the Borrower and its Subsidiaries, (D) the Borrower shall have delivered to the Agent within ten (10) Business Days prior to the consummation of such Acquisition a report signed by an executive officer of the Borrower in the form of Exhibit 6.13 which shall contain calculations demonstrating on a trailing four (4) quarter pro forma basis the Borrower's compliance with Sections 6.23, 6.24 and 6.25 (such calculations to use historical financial results except for the normalization of dividends, distributions or bonuses to any prior owner and of corporate overhead costs that will not recur after the Acquisition date and except for any appropriate adjustments for non-GAAP reporting) and a statement of sources and uses of funds for such Acquisition, all as reasonably satisfactory to the Agent, provided that the Borrower will not have to deliver such report if the Acquisition price (whether in cash and/or the value of stock or property and taking into account any deferred purchase price and any earn out portion of such price calculated at the time of the Acquisition based upon the reasonable projections of the Borrower, in each case using the discounted present value thereof as provided in Section 6.16(f))
(x) is less than $10,000,000 if there shall be no outstanding Loans as of such date or (y) is less than $5,000,000 if there shall be outstanding Loans as of such date; provided that no Default or Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or Acquisition.

         (b) The Borrower and its Subsidiaries may issue additional capital stock or ownership interests so long as no dividends or distributions are required to be paid on such capital stock or interests and so long as there is no mandatory redemption or liquidating distribution of any such stock or interest before the Maturity Date, provided that none of the Subsidiaries may issue preferred stock or ownership interests or enter into an agreement which prohibits or restricts the payment of dividends or distributions to its parent company. The Borrower shall not take any action, or permit any of its Subsidiaries to take any action, which will result in a decrease in the percentage of the outstanding shares of capital stock of, or in the percentage of the partnership interests or other ownership interests in, any of the Subsidiaries of the Borrower to less than fifty-one percent (51%) thereof.

         Section 6.14. Use of Property and Facilities; Environmental, Health and Safety Laws. The Borrower and its Subsidiaries shall comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower or any Subsidiary.

         Section 6.15. Liens. The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any property or asset of any kind of the Borrower or any Subsidiary, except the following:

         (a) Liens arising in the ordinary course of business by operation of law in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with bids, performance bonds, contracts or leases to which the Borrower or the Subsidiary is a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

         (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue or, if overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

         (c) Liens for taxes or assessments or other government charges or levies not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

         (d)     Liens securing Indebtedness permitted by Sections 6.16(b) or
(e) up to an aggregate amount of $7,500,000, provided that such Liens do not encumber cash, deposit accounts, Cash Equivalents, accounts receivable, intellectual property, the office building located at 15150 Memorial Drive, Houston, Texas, stock or interests in Subsidiaries or other permitted equity securities;

         (e) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsection (d), provided that the principal amount of Indebtedness secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced;

         (f) Liens on property securing Indebtedness aggregating no greater than $500,000, provided the Borrower cause the release or bonding around of any such Liens within thirty (30) days of the discovery by the Borrower of any such Lien;

         (g) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

         (h) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;

         (i) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

         (j) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularities and deficiencies in title of any property or rights-of-way;

         (k) zoning, planning and environmental laws and ordinances and municipal regulations;

         (l) financing statements filed by lessors of property in the ordinary course of business (but only with respect to the property so leased); and

         (m) Liens against real property acquired by the Borrower or any of its domestic Subsidiaries if the Borrower shall have given written notice to the Agent of its desire to grant, or have a domestic Subsidiary grant, as the case may be, a first priority Lien upon such property for the benefit of the Agent and the Lenders to secure the payment of the Obligations, and all Lenders elect in their sole discretion to obtain a Lien upon such property. Any such Lien shall be evidenced by documentation reasonably satisfactory to the Agent and shall be accompanied by evidence of the priority of such Lien, information concerning Environmental Claims and other matters affecting or concerning such property and an opinion of counsel to the Borrower or such domestic Subsidiary as to the validity of such Lien and such other matters as reasonably requested by the Agent, all as reasonably satisfactory to the Agent; and

         (n)     Liens created by any Credit Document.

         Section 6.16. Indebtedness. The Borrower and its Subsidiaries shall not contract, assume or suffer to exist any Indebtedness except:

         (a)     Indebtedness under the Credit Documents;

         (b) existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule 5.19, and any subsequent extensions, renewals or refinancings thereof so long as such Indebtedness is not increased in amount, the maturity date thereof is not made earlier in time, the interest rate per annum applicable thereto is not increased, any amortization of principal thereunder is not shortened and the payments thereunder are not increased, provided that item 2 thereof shall be included within the aggregate total permitted by Section 6.16(f) and item 3 thereof shall be included within the aggregate total permitted by Section 6.16(e);

         (c) Indebtedness under any Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates on Obligations under the Loans;

         (d) Indebtedness incurred in connection with the Liens permitted by Section 6.15;

         (e) subordinated Indebtedness (so long as the scheduled maturity date thereof is beyond the Maturity Date and no principal payments are scheduled or paid before the Maturity Date), Capitalized Lease Obligations, purchase money Indebtedness on assets acquired, Indebtedness in connection with an investment permitted by Section 6.17(j), and Indebtedness assumed in connection with a permitted Acquisition, all of which, together with any Indebtedness under a payment Guaranty of the indebtedness of another Person permitted pursuant to Section 6.17(h), shall not exceed $13,000,000 in the aggregate at any one time until September 30, 1996, after which time such Indebtedness shall not exceed $10,000,000 in the aggregate at any one time, provided that such aggregate Indebtedness may exceed $13,000,000 or $10,000,000, as applicable, at any one time, but not exceed $20,000,000, solely as a result of assumed Indebtedness in connection with an Acquisition, in which event the Borrower shall have a period of thirty (30) days from the date of such Acquisition to reduce such aggregate Indebtedness to $13,000,000 or $10,000,000, as applicable, or less, and provided further the aggregate amount of Indebtedness permitted hereunder shall increase after September 30, 1996, to the extent and by the amount the outstanding permitted Indebtedness in connection with the deferred purchase price of permitted Acquisitions is less than $5,000,000 (as calculated in accordance with Section 6.16(f)), such additional Indebtedness hereunder, however, not to increase by greater than $3,000,000 and to increase for only so long as item 3 on Schedule 5.19 shall be outstanding;

         (f) Indebtedness not to exceed $5,000,000 at any one time in connection with the deferred purchase price of a permitted Acquisition, such Indebtedness to be calculated based upon the discounted present value of the scheduled deferred payment stream using a discount rate equal to the average rate of interest per annum then accruing on Eurodollar Loans, or if no Eurodollar Loans are then outstanding, at the Base Rate and Indebtedness not to exceed $5,000,000 at any one time in connection with the earn out provisions of a permitted Acquisition, such Indebtedness to be calculated based upon the discounted present value of the projected payment stream using a discount rate as described above and calculated at the time of the Acquisition based upon the reasonable projections of the Borrower, all such Indebtedness to be in addition to the Indebtedness permitted in Section 6.16(e);

         (g) unsecured intercompany loans and advances from any Subsidiary of the Borrower to the Borrower or any Guarantor, from the Borrower or any Subsidiary of the Borrower to a foreign Subsidiary of the Borrower for operating expenses and capital expenditures incurred by such foreign Subsidiary in the ordinary course of its business, or from the Borrower or any Guarantor to any Guarantor or any domestic Subsidiary so long as any such loans or advances are for operating expenses and capital expenditures incurred by such Subsidiary in the ordinary course of its business;

         (h) Indebtedness under unsecured foreign exchange futures agreements, arrangements or options designed to protect against fluctuations in currency exchange rates from time to time entered into in accordance with customary industry practice;

         (i)     Indebtedness permitted by Section 6.17(h) and (i); and

         (j) Indebtedness incurred in connection with letters of credit or performance or bid bonds in the event ABN AMRO or ABN AMRO as Agent is unable to issue same, so long as the undrawn face amount of all such letters of credit and bonds, together with the aggregate undrawn face amount of all Letters of Credit, does not exceed in the aggregate the L/C Commitment Amount.

         Section 6.17. Advances, Investments, Loans and Guaranties. The Borrower and its Subsidiaries shall not lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or enter into any Guaranties except:

         (a) investments in Cash Equivalents, deposit accounts and up to $500,000 in publicly traded equity securities;

         (b) receivables owing to the Borrower or a Subsidiary created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary and in compliance with the arm's-length requirements of Section 6.20;

         (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (d) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

         (e)     unsecured intercompany loans and advances as permitted by
Section 6.16(g);

         (f) the purchase or acquisition of stock in the Borrower for a Code Section 401K plan, Code Section 423 plan or Plan of the Borrower or any of its Subsidiaries;

         (g)     as permitted by Sections 6.12 and 6.13;

         (h) performance Guaranties incurred in the ordinary course of business in respect of obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business, (provided such Guaranties and the obligations so guaranteed are of the type normally incurred in the industry from time to time for the type of project involved and are Guaranties of performance and not of payment or of the price of stock) and unsecured payment Guaranties of Indebtedness permitted by Section 6.16 or of indebtedness of another Person as limited by Section 6.16(e);

         (i) Guaranties by the Borrower or any Subsidiary of any Indebtedness of any Subsidiary of the Borrower permitted by Section 6.16; and

         (j) existing investments as reasonably described in Schedule 6.17, additions to such existing investments and investments in the ordinary course of business of the Borrower and its Subsidiaries in any Person involved in the development, marketing or distribution of products, services or technologies reasonably related to any of the businesses of the Borrower and its Subsidiaries provided that all such investments are made through a limited liability entity (excepting any existing investments or additions thereto), no Borrowing hereunder is used to finance any such investment, no Indebtedness is incurred in connection therewith or such Indebtedness is included within the limitation on Indebtedness in Section 6.16(e) and all such investments (including any future required capital contributions) do not exceed in the aggregate five percent (5%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis in any fiscal year.

         Section 6.18. Modifications of Corporate Documents. Neither the Borrower nor any of its Subsidiaries shall amend, modify or change in any way materially adverse to the interests of the Lenders, its Certificate or Articles of Incorporation or by-laws or other corporate governance documents. None of the Subsidiaries shall enter into any agreement related to its capital stock (including any shareholders' agreement) the effect of which could result in the Borrower or a Subsidiary of the Borrower failing to directly or indirectly own at least fifty-one percent (51%) thereof.

         Section 6.19. Transfer of Assets. The Borrower and its Subsidiaries shall not permit any Transfer of an asset except:

         (a) the Transfer of inventory and equipment in the ordinary course of business;

         (b) the retirement or replacement of assets in the ordinary course of business;

         (c) the Transfer of any non-cash assets among the Borrower or any Subsidiary of the Borrower; provided that the Borrower or a domestic Subsidiary may not Transfer any non-cash assets to a foreign Subsidiary except for a Transfer of assets for tax purposes not to exceed in the aggregate $5,000,000 net book value (without giving effect to the $100,000 amount in the definition of Transfer in Section 1.1) in any fiscal year so long as no Default or Event of Default shall have occurred and be continuing and the Borrower shall comply in all respects with Section 6.11;

         (d)     any Transfer permitted by Section 6.13;

         (e)     the Liens permitted by Section 6.15;

         (f) the Transfer of assets (excluding interests in real property) acquired in an Acquisition or otherwise and outside the core businesses of the Borrower and its Subsidiaries not to exceed in the aggregate $5,000,000 in net book value in any fiscal year, or, to the extent such aggregate value is exceeded during any such period, the Borrower demonstrates to the reasonable satisfaction of the Agent that it would have complied with Sections 6.23, 6.24 and 6.25 as if the Transfer had occurred at the end of the previous fiscal quarter;

         (g) the Transfer of interests in real property (excluding the office building located at 15150 Memorial Drive, Houston, Texas) not to exceed in the aggregate $5,000,000 in net book value in any fiscal year; and

         (h)     the Transfers of any assets not otherwise covered by this
Section 6.19 not to exceed in the aggregate $1,000,000 in net book value in any fiscal year.

         Section 6.20. Transactions with Affiliates. Except as otherwise specifically permitted herein, the Borrower and its Subsidiaries shall not enter into or be a party to any material transaction or arrangement with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be able to be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

         Section 6.21. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section 6, the Borrower and its Subsidiaries shall conduct their business and otherwise be, in compliance in all material respects with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 6.21 shall not require the Borrower or any Subsidiary to comply with any such law, regulation, ordinance or order if it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor.

         Section 6.22. Assets of Foreign Subsidiaries. If as a result of any merger, consolidation, purchase or Acquisition permitted pursuant to Section 6.13, the assets owned by the Borrower's foreign Subsidiaries (excluding intercompany receivables) exceed twenty percent (20%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis, the Borrower shall within thirty (30) days cause sixty-five percent (65%) of (a) the stock of the foreign Subsidiary acquired or formed in connection therewith or which acquires such assets and (b) thereafter any foreign Subsidiary which acquires total assets of at least $3,500,000 to be pledged to the Agent for the benefit of the Lenders (any such pledge to be evidenced by documentation reasonably satisfactory to the Agent and to be accompanied by an opinion of counsel to the Borrower and any applicable Subsidiary as to the validity of such Lien and such other matters as reasonably requested by the Agent in form and substance reasonably satisfactory to the Agent).

         Section 6.23. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of the relevant calendar quarter to be less than the ratio set forth opposite such quarter set forth below:

                     Period                         Fixed Charge Coverage Ratio

         December 31, 1995 and March 31, 1996               1.50 to 1.0
         June 30, 1996, September 30, 1996,                 1.75 to 1.0
         December 31, 1996 and March 31, 1997
         June 30, 1997 and thereafter                       1.85 to 1.0

         Section 6.24. Total Funded Debt to EBITDA Ratio. The Borrower will as of the end of each calendar quarter maintain a ratio of Total Funded Debt to EBITDA of no greater than 3.0 to 1.0.

         Section 6.25. Minimum Adjusted Net Worth. The Borrower will as of the end of each calendar quarter maintain an Adjusted Net Worth of not less than $139,400,000, as adjusted forty-five (45) days after the end of each fiscal quarter beginning February 15, 1996, by adding fifty percent (50%) of the cumulative positive Consolidated Net Income, if any, of the Borrower and its Subsidiaries for the fiscal quarter ending December 31, 1995, and for each fiscal quarter thereafter.

SECTION 7.       EVENTS OF DEFAULT AND REMEDIES.

         Section 7.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

         (a) default in the payment when due of the principal amount of any Loan or any Reimbursement Obligation, or default in the payment when due of any interest thereon or any fees payable hereunder and the continuance thereof for three (3) Business Days;

         (b) default in the observance or performance of any covenant set forth in Sections 6.12(b), 6.13, 6.23, 6.24 and 6.25;

         (c) default in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Agent;

         (d) any representation or warranty made herein or in any other Credit Document by the Borrower or any Subsidiary proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

         (e) default occurs in the payment when due of Indebtedness in an aggregate principal amount of $1,000,000 or more of the Borrower or any Subsidiary after any applicable grace period therefor, and such default continues for a period of time sufficient to permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof or default occurs in the payment of any reimbursement obligation due and owing, after any applicable grace period and written notice to the Borrower, to the Agent under any letter of credit issued by the Agent for the account of the Borrower or any of its Subsidiaries;

         (f) the Borrower or any Subsidiary (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) does not pay, or admits its inability to pay, its debts generally as they become due, (iii) makes an assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property,
(v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses
(i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in Section 7.1(f);

         (g) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any Subsidiary or any substantial part of its property, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days, or the Borrower or any Guarantor dissolves (except as permitted in Section 6.1) or makes any board of directors resolution in direct furtherance of any such dissolution;

         (h) the Borrower or any Subsidiary fails within sixty (60) days (or such earlier date as any steps to execute on such judgment or order take place) to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

         (i) the Borrower or any Subsidiary fails to pay when due an amount aggregating in excess of $1,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any of its Subsidiaries in excess of $1,000,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or any Subsidiary to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

         (j) any Credit Party, any Person acting on behalf of a Credit Party, or any governmental authority challenges the validity of any Credit Document or such Credit Party's obligations thereunder or any Credit Document ceases to be in full force and effect; or

         (k) any event of default or default described in any Interest Rate Protection Agreement or futures agreement permitted pursuant to Section 6.16(c) and (g) with a notional amount of $1,000,000 or greater shall occur after any applicable grace period therefor.

         Section 7.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 7.1 has occurred and is continuing, the Agent shall, by notice to the Borrower: (a) if so directed by the Majority Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Majority Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; and (c) if so directed by the Majority Lenders, demand that the Borrower immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under each outstanding Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledge and agree that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

         Section 7.3. Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower; and all obligations of the Lenders to extend further Credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging that the Lenders and the Agent would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders and the Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit.

         Section 7.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 7.2 or 7.3, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

         (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any drawing under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Collateral Account shall be held in the name of the Borrower, but subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Lenders. If and when requested by the Borrower, the Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of six (6) months or less, provided that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the Agent or Lenders. When and if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Commitments, Loans, Reimbursement Obligations or other Obligations remain outstanding hereunder, the Agent shall repay to the Borrower any remaining amounts held in the Collateral Account.

         Section 7.5. Notice of Default. The Agent shall give notice to the Borrower under Sections 7.1(c) and 7.2 promptly upon being requested to do so by the Majority Lenders and shall thereupon notify all the Lenders thereof.

         Section 7.6. Expenses. The Borrower agrees to pay to the Agent and each Lender all reasonable expenses incurred or paid by the Agent or such Lender, including reasonable attorneys' fees and court costs (including the allocated cost of in-house staff counsel to any of the Lenders provided that any such attorneys' fees shall not be duplicative to outside counsel and such allocation of costs shall be reasonable), in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.

         Section 7.7. Distribution and Application of Proceeds. After the occurrence of and during the continuance of an Event of Default, any payment to the Agent or any Lender hereunder or under any Guaranty of any Material Subsidiary, from any cash collateral or otherwise shall be paid to the Agent to be distributed and applied as follows (unless otherwise agreed by the Agent and all Lenders):

         (a) First, to the payment of any and all reasonable costs and expenses of the Agent, including without limitation, reasonable attorneys' fees and out-of-pocket costs and expenses as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Agent or the Lenders under this Agreement or any other Credit Document;

         (b) Second, to the payment of any and all reasonable costs and expenses of the Lenders, including without limitation, reasonable attorneys' fees and out-of-pocket costs and expenses as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Lenders under this Agreement or any other Credit Document; pro rata in the proportion in which the amount of such costs and expenses unpaid to each such Lender bears to the aggregate amount of the costs and expenses unpaid to all Lenders collectively, until all such fees, costs and expenses have been paid in full;

         (c) Third, to the payment of any unpaid fees to the Agent or any Lender as provided by this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such fees unpaid to the Agent and each such Lender bears to the aggregate amount of the fees unpaid to the Agent and all Lenders collectively, until all such fees have been paid in full;

         (d) Fourth, to the payment of accrued and unpaid interest on the Notes or the Reimbursement Obligations to the date of such application, pro rata in the proportion in which the amount of such interest, accrued and unpaid to each such Lender bears to the aggregate amount of such interest accrued and unpaid to all Lenders collectively, until all such accrued and unpaid interest has been paid in full;

         (e) Fifth, to the payment of the outstanding principal amount of each of the Notes and the amount of the outstanding Reimbursement Obligations (reserving cash collateral for all undrawn face amounts of any outstanding Letters of Credit), pro rata in the proportion in which the outstanding principal amount of such Notes and the amount of such outstanding Reimbursement Obligations owing to each such Lender, together with the undrawn face amounts of such outstanding Letters of Credit, bears to the aggregate amount of all outstanding Notes, outstanding Reimbursement Obligations and the undrawn face amounts of all outstanding Letters of Credit. In the event that any such Letters of Credit, or any portions thereof, expire without being drawn, any cash collateral therefore shall be distributed pro rata by the Agent until the principal amount of all Notes and Reimbursement Obligations shall have been paid in full; and

         (f) Sixth, to the payment of any other outstanding Obligations, pro rata in the proportion in which the outstanding Obligations owing to each such Lender bears to the aggregate amount of such Obligations until all Obligations have been paid in full.

SECTION 8.       CHANGE IN CIRCUMSTANCES.

         Section 8.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Eurodollar Loans, such Lender shall promptly give notice thereof to the Borrower and such Lender's obligations to make or maintain Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender that shall not be made ratably by the Lenders but only by such affected Lender.

         Section 8.2. Unavailability of Deposits or Inability to Ascertain LIBO Rate. If on or before the first day of any Interest Period for any Borrowing of Eurodollar Loans the Agent determines (after consultation with other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining LIBO Rate or such rate will not accurately reflect the cost to the Majority Lenders of funding Eurodollar Loans for such Interest Period, the Agent shall give notice of such determination to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.

         Section 8.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office), including the Agent in its capacity as the issuer of Letters of Credit or Agent Letters of Credit, with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                 (i) subjects any Lender (or its Lending Office) to any tax, duty or other charge related to any Eurodollar Loan, Letter of Credit, Agent Letters of Credit or Reimbursement Obligation, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit or Agent Letters of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Letters of Credit, or participations therein, or any other amounts due under this Agreement related to its Eurodollar Loans, Letters of Credit, Agent Letters of Credit, Reimbursement Obligations, or participations therein, or its obligation to make Eurodollar Loans, issue Letters of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

                 (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding for any Eurodollar Loan any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or imposes on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Letters of Credit, its Agent Letters of Credit, any Reimbursement Obligation owed to it, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit, issue Agent Letters of Credit or to participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of advancing or maintaining any Eurodollar Loan, issuing or maintaining a Letter of

Credit or an Agent Letter of Credit, or participating therein, or to reduce the
amount of any sum received or   receivable by such Lender (or its Lending
Office) in connection therewith under this Agreement or its Note(s), by an amount deemed by such Lender to be material, then, within thirty (30) days after receipt of a certificate from such Lender (with a copy to the Agent pursuant to subsection (c) below), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

         (b) If, after the date hereof, the Agent or any Lender shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or such Lender's capital, or on the capital of any corporation controlling the Agent or such Lender, as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by the Agent or such Lender to be material, then from time to time, within thirty (30) days after its receipt of a certificate from the Agent or such Lender (with a copy to the Agent pursuant to subsection (c) below), the Borrower shall pay to the Agent or such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction.

         (c) The Agent and each Lender that determines to seek compensation under this Section 8.3 shall notify the Borrower and, in the case of a Lender other than the Agent, the Agent of the circumstances that entitle the Agent or Lender to such compensation. The Agent and each Lender shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation, including without limitation, the designation of a different Lending Office, if such action or designation will not, in the sole judgment of the Agent or such Lender, be otherwise disadvantageous to it; provided that the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3, and provided further that no Lender shall be obligated to make its Eurodollar Loans hereunder at any office located in the United States of America. A certificate of the Agent or any Lender claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be rebuttable presumptive evidence thereof in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Section 8.4. Lending Offices. The Agent and each Lender may, at its option, elect to make its Loans hereunder at the Lending Office for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent subject to Section 8.3(c).

         Section 8.5. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

         Section 8.6. Substitution of Lender. If (a) any Lender has demanded compensation or given notice of its intention to demand compensation under Section 8.3, (b) the Borrower is required to pay any additional amount to any Lender under Section 2.12, (c) any Lender has not consented to any requested extension of the Maturity Date pursuant to Section 2.6, or (d) any Lender is unable to submit any form or certificate required under Section 3.3(b) or withdraws or cancels any previously submitted form with no substitution therefore, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute lender or lenders reasonably satisfactory to the Agent (which may be one or more of the Lenders) to replace any such Lender under this Agreement. The Lender to be so replaced shall cooperate with the Borrower and substitute lender to accomplish such substitution on the terms of
Section 10.10, as applicable, provided that all such Lender's Commitments are replaced.

SECTION 9.       THE AGENT.

         Section 9.1. Appointment and Authorization of Agent. Each Lender hereby appoints ABN AMRO Bank N.V. as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

         Section 9.2. Agent and its Affiliates. The Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliates as if it were not the Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Lender. References herein to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Lender.

         Section 9.3. Action by Agent. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.5. Unless and until the Majority Lenders give such direction the Agent may take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Agent to take specific action, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

         Section 9.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 9.5. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents
(i) with the consent or at the request of the Majority Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 4 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, value, worth or collectability hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Agent makes no representation of any kind or character with respect to any such matters mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and the Subsidiaries, and the Agent shall have no liability whatsoever to any Lender for such matters. The Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any Subsidiaries to the Agent at such time, but is voluntarily furnished to the Agent (either in its capacity as Agent or in its individual capacity).

        Section 9.6. Indemnity. The Lenders shall ratably, in accordance with their Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

         Section 9.7. Resignation of Agent and Successor Agent. The Agent may resign at any time upon at least thirty (30) days' prior written notice to the Lenders and the Borrower. Upon any such resignation of the Agent, the Majority Lenders, with the consent of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders and with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, appoint a successor Agent, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 10.  MISCELLANEOUS.

         Section 10.1. No Waiver. No delay or failure on the part of the Agent or any Lender, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. The powers, rights and remedies under the Credit Documents of the Agent, the Lenders and the holder or holders of any Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.

         Section 10.2. Non-Business Day. If any payment of principal or interest on any Loan, any Reimbursement Obligation or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan, Reimbursement Obligation or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

         Section 10.3. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and regardless whether any credit is then in use or available hereunder.

         Section 10.4. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.

         Section 10.5. Survival of Indemnities. All indemnities and all provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and the L/C Obligations, including, but not limited to, Section 2.12, Section 8.3 and
Section 10.13 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations for a period of one (1) year.

         Section 10.6. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower, the Guarantor or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of any of the Borrower or any Guarantor, whether or not matured, against and on account of the obligations and liabilities of any of the Borrower or any Guarantor to that Lender or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder, or (b) the principal of or the interest on the Loans, the L/C Obligations or any other amounts due hereunder shall have become due and payable and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or L/C Obligations, or participations therein, held by each such other Lender as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

        Section 10.7. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Lenders and the Agent shall be addressed to their respective addresses, telecopier or telex number, or telephone numbers set forth on the signature pages hereof, and to the Borrower to:

                                  Landmark Graphics Corporation
                                  15150 Memorial Drive
                                  Houston, Texas 77079-4304
                                  Attention:  Director of Treasury Operations
                                  Telephone:  (713) 560-1514
                                  Fax:        (713) 560-1382

with copies to it's General Counsel at the same location and

                                  Mr. James A. Markus
                                  Winstead Sechrest & Minick P.C.
                                  1201 Elm Street, Suite 5400
                                  Dallas, Texas  75270
                                  Telephone:  (214) 745-5100
                                  Fax:        (214) 745-5390

         Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 10.7, on the signature pages hereof or pursuant to Section 10.10 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 10.7, on the signature pages hereof or pursuant to Section 10.10 and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, or (v) if given by any other means, when delivered at the addresses specified in this Section 10.7, on the signature pages hereof or pursuant to Section 10.10; provided that any notice given pursuant to Section 2 shall be effective only upon receipt.

         Section 10.8. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.

         Section 10.9. Successors and Assigns. This Agreement shall be binding upon the Borrower, each of the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders and the Agent and their respective successors and assigns, including any subsequent holder of any Note; provided, however, the Borrower may not assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders and the Agent.

         Section 10.10. Sales and Transfers of Borrowings and Notes; Participations in Borrowings and Notes.

         (a) Any Lender may at any time sell to one or more commercial banking institutions, ("Participants") participating interests in any Borrowing owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder, provided that no Lender may sell any participating interests in any such Borrowing, Note, Commitment or other interest hereunder without also selling to such Participant the appropriate pro rata share of all its Borrowings, Notes, Commitments and other interests hereunder, and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such postponement would affect such Participant, or (iv) release any collateral security for any Obligation (including, without limitation, any Guaranty), except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred.

        (b) Any Lender may at any time sell to any Lender or any affiliate thereof, and, with the prior written consent of the Agent and the Borrower (which shall not be unreasonably withheld or delayed), to one or more commercial banking institution ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the Notes, pursuant to an Assignment Agreement in the form attached as Exhibit 10.10 hereto, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent; provided that each such sale to a Purchasing Lender shall be in an amount of $5,000,000 or more, or if in a lesser amount, such sale shall be of all of the Lender's rights and obligations under this Agreement and all of the Notes payable to it to one commercial banking institution. Notwithstanding the above, any Lender may sell to one or more commercial banking institutions, all or any part of their rights and obligations under this Agreement and the Notes with only the consent of the Agent (which shall not be unreasonably withheld or delayed) if an Event of Default shall have occurred and be continuing. No Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder, including participations in Letters of Credit hereunder. Upon such execution, delivery and acceptance from and after the effective date of the transfer determined pursuant to such Assignment Agreement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth herein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note, a new Note as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Initial Borrowing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "cancelled."

         (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower), together with payment by the transferor Lender to the Agent hereunder of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower.

        (d) If, pursuant to this Section 10.10 any interest in this Agreement or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans or the L/C Obligations, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing

Lender, the Agent and the Borrower) either U.S. Internal Revenue Service
Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Section 10.11. Amendments, Waivers and Consents. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Majority Lenders, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

         (i) no amendment or waiver shall (A) increase the Commitment Amount without the consent of all Lenders or increase any Commitment of any Lender without the consent of such Lender, (B) postpone the Maturity Date without the consent of all Lenders or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Lender owed any such Obligation, or (c) release any collateral security for any Obligation (including, without limitation, any Guaranty without the consent of all Lenders); and

         (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definitions of Majority Lenders or affect the number of Lenders required to take any action under any other provision of the Credit Documents.

         Section 10.12. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 10.13. Legal Fees, Other Costs and Indemnification. The Borrower, upon demand by the Agent, agrees to pay the reasonable fees and disbursements of legal counsel to the Agent in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated. The Borrower further agrees to indemnify each Lender, the Agent, and their respective directors, officers, employees and attorneys (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, including the allocated cost of in- house staff counsel to any of the Lenders, provided that any such attorneys' fees shall not be duplicative to outside counsel and such allocation of costs shall be reasonable, whether or not the indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to (a) any Credit Document, the Loans or the application or proposed application by any of the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR

ATTORNEYS OTHER THAN THOSE WHICH ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY CLAIMING INDEMNIFICATION, (b) any investigation of any third party or any governmental authority, litigation or other proceeding related to any use made or proposed to be made by the Borrower of the proceeds of the Borrowings, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Borrowing, and (c) any investigation of any third party or any governmental authority, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of the Borrower. The Borrower, upon demand by the Agent or a Lender at any time, shall reimburse the Agent or Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the Indemnified Party.

         Section 10.14. Governing Law. This Agreement and the other Credit Documents, and the rights and duties of the parties thereto, shall be construed in accordance with and governed by the internal laws of the State of Texas.

         Section 10.15. Binding Arbitration.

         (a) Any controversy or claim ("claim"), whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause) arising out of or related to this Agreement, any other Credit Document or the Loans (including any amendments or extensions of any of thereof), or the breach or termination thereof shall be settled by arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules then in effect (the "AAA Rules") and this provision. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

         (b) The arbitration shall be held in Houston, Texas. There shall be appointed a panel of three arbitrators, under the AAA Rules. The Commercial Arbitration Tribunal (as defined in the AAA Rules) shall determine the claims of the parties and render a final award in accordance with the substantive law of the State of Texas, excluding the conflicts provisions of such law. The Commercial Arbitration Tribunal shall set forth the reasons for the award in writing. The Commercial Arbitration Tribunal shall not be empowered to award punitive damages.

         (c) The obligation to arbitrate any claim shall extend to the successors and assigns of the parties. The parties shall use their best efforts to cause the obligation to arbitrate any claim to extend to any officer, director, employee, shareholder, agent, trustee, affiliate, or subsidiary. The terms hereof shall not limit any obligations of a party to defend, indemnify or hold harmless another party against court proceedings or other claims, losses, damages or expenses.

         (d) The Commercial Arbitration Tribunal shall order the parties to promptly exchange copies of all exhibits and witness lists, and, if requested by a party, to produce other relevant documents, to answer up to twenty-five interrogatories (including subparts), to respond to up to twenty-five requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing all witnesses that such party has listed and up to four other persons within such party's control. Any additional discovery shall only occur by agreement of the parties or as ordered by the arbitrator upon a finding of good cause.

         (e) Each party shall bear its own costs, expenses and attorney's fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorney's fees in connection with such court proceeding.

         (f) In order to prevent irreparable harm, the arbitrator shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator, a party may, notwithstanding any other provision of this Agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than 10 days after the appointment of the arbitrator (or in any event for longer than 60 days).

         (g) Nothing in this Agreement or any other Credit Document shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose or any waivers contained in this Agreement or any other Credit Document; or (ii) be a waiver by the Agent or any Lender of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (iii) limit the right of the Agent or any Lender hereto (A) to exercise self-help remedies including, but not limited to, setoff, (B) to foreclose against any real or personal property collateral, or
(C) to obtain from a court provisional or ancillary remedies including but not limited to, injunctive relief, writ of possession or the appointment of a receiver. The Agent or any Lender may exercise such self-help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during, or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither this exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

        SECTION 10.16. DTPA WAIVER. THE BORROWER HEREBY REPRESENTS, WARRANTS AND AGREES WITH THE AGENT AND THE LENDERS THAT (A) IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, (B) IT IS REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN THE TRANSACTIONS CONTEMPLATED HEREBY AND HAS CONSULTED WITH SUCH COUNSEL IN CONNECTION WITH THIS WAIVER, (C) THE BORROWER IS A BUSINESS CUSTOMER WITH ASSETS OF $25,000,000 OR MORE, (D) IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND (E) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS ARE NOT A RESULT OF ANY DISPARITY IN BARGAINING POSITION BETWEEN

IT AND THE AGENT AND THE LENDERS, WERE NEGOTIATED BY THE PARTIES HERETO ON AN ARMS-LENGTH BASIS AND REPRESENT THE BARGAINED-FOR AGREEMENT OF THE PARTIES HERETO. THE BORROWER HEREBY VOLUNTARILY WAIVES THE PROVISIONS OF THE DECEPTIVE TRADE PRACTICES ACT - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE.

         Section 10.17. Confidentiality. Each Lender agrees it will not disclose without the Borrower's consent (other than to its employees, auditors, counsel or other professional advisors, to its Affiliates or to another Lender) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to any of the Credit Documents; provided that any Lender may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any federal or state regulatory body having or claiming to have jurisdiction over such Lender, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with the mandatory provisions of any law, order, regulation or ruling applicable to such Lender, (e) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of any of the Notes or any interest therein by such Lender, and (f) in connection with the exercise of any remedies by the Agent or any Lender; provided that such actual or prospective transferee executes an agreement with such Lender containing provisions substantially identical to those contained in this Section 10.17 prior to such transferee's receipt of any such information.

         Section 10.18. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each Credit Party, the Agent, and each Lender has signed and delivered to the Agent a counterparty signature page hereto or, in the case of a Lender, the Agent has received telex or facsimile notice that such a counterpart has been signed and mailed to the Agent.

         Section 10.19. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 10.20. Notice. The Credit Documents constitute the entire understanding among the Credit Parties, the Lenders, and the Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Houston, Texas by their duly authorized officers as of the day and year first above written.

                                   BORROWER:

                                   LANDMARK GRAPHICS CORPORATION


                                   By: /s/ WILLIAM H. SEIPPEL
                                      -------------------------------------
                                   Name:   William H. Seippel
                                        -----------------------------------
                                   Title:  Chief Financial Officer
                                         ----------------------------------

                                  LENDERS:

Percentage:      23.0%            ABN AMRO BANK N.V., Houston Agency, as Agent
                                  and as a Lender
Initial Commitment Amount:
$23,000,000
                                  By: /s/ CHARLES W. RANDALL
                                      -------------------------------------
                                  Name:  Charles W. Randall
                                  Title: Group Vice President

Address:

ABN AMRO Bank N.V.,               By: /s/ KENNETH S. WOMACK
  Houston Agency                      -------------------------------------
Three Riverway, Suite 1600        Name:  Kenneth S. Womack
Houston, TX  77056                Title: Assistant Vice President
Telephone:  (713) 964-3351
Fax:        (713) 629-7533

with copies to:

Ms. Linda Boardman
ABN AMRO Bank N.V.
335 Madison Avenue
New York, New York  10017
Telephone:  (212) 370-8509
Fax:        (212) 682-0364

and

Ms. Lisa J. Mellencamp
Hutcheson & Grundy, L.L.P.
1200 Smith Street, Suite 3300
Houston, TX  77002
Telephone:  (713) 951-2877
Fax:        (713) 951-2925

Percentage:      20.0%                     FIRST INTERSTATE BANK OF TEXAS, N.A.
Initial Commitment Amount:
$20,000,000
                                           By: /s/ MARC A. DUNMIRE
                                              -------------------------------
                                           Name:   Marc A. Dunmire
                                                -----------------------------
                                           Title:  Vice President
                                                 ----------------------------
Address:

1000 Louisiana, 3rd Floor
Houston, TX  77002
Telephone:  (713) 250-7240
Fax:        (713) 250-1048
Attention:  Mr. Marc Dunmire

Percentage:      20.0%                     NBD BANK

Initial Commitment Amount:
$20,000,000
                                           By: /s/ LARRY E. SCHUSTER
                                              -------------------------------
                                           Name:   Larry E. Schuster
                                                -----------------------------
                                           Title:  Vice President
                                                 ----------------------------
Address:

611 Woodward Avenue
Detroit, MI  48226
Telephone:  (313) 225-3444
Fax:        (313) 225-2649
Attention:  Mr. William McCaffrey

Percentage:      10.0%                     FLEET NATIONAL BANK OF MASSACHUSETTS

Initial Commitment Amount:
$10,000,000
                                           By:/s/ THOMAS W. DAVIES
                                              -------------------------------
                                           Name:  Thomas W. Davies
                                                -----------------------------
                                           Title: Vice President
                                                 ----------------------------
Address:

75 State Street
Boston, MA  02109
Telephone:  (617) 346-1645
Fax:        (617) 347-1633
Attention:  Mr. Thomas W. Davies

Percentage:      10.0%                     THE BANK OF NOVA SCOTIA, ATLANTA
                                           AGENCY
Initial Commitment Amount:
$10,000,000
                                           By:/s/ F. C. H. ASHBY
                                              ----------------------------------
                                           Name:  F. C. H. Ashby
                                                --------------------------------
                                           Title: Senior Manager Loan Operations
                                                 -------------------------------

Address:

The Bank of Nova Scotia,
Atlanta Agency
600 Peachtree Street NE, Suite 2700
Atlanta, GA 30308
Telephone:  (404) 877-1500
Fax:        (404) 888-8998
Attention:  Loan Administration

with a copy to:

The Bank of Nova Scotia
1100 Louisiana, Suite 300
Houston, TX  77002
Telephone:   (713) 759-3426
Fax:         (713) 752-2425
Attention:   Mr. John White

Percentage:      10.0%                    THE SANWA BANK, LIMITED, DALLAS AGENCY

Initial Commitment Amount:
$10,000,000
                                          By: /s/ L. J. PERENYI
                                             -------------------------------
                                          Name:   L. J. Perenyi
                                               -----------------------------
                                          Title:  Vice - President
                                                ----------------------------
Address:

The Sanwa Bank, Limited, Dallas Agency
4100 W. Texas Commerce Tower
2200 Ross Avenue
Dallas, TX  75201
Telephone:  (214) 744-5555
Fax:        (214) 741-6535
Attention:  Mr. Lad Perenyi

Percentage:      7.0%                      THE FUJI BANK LTD.

Initial Commitment Amount:
$7,000,000
                                           By: S. DAVID L. KELLEY
                                              -------------------------------
                                           Name:  David L. Kelley
                                                -----------------------------
                                           Title: Vice President and
                                                  Senior Manager
                                                 ----------------------------
Address:

The Fuji Bank Ltd.
1221 McKinney Street
Houston, TX  77010
Telephone:   (713) 650-7850
Fax:         (713) 759-0048
Attention:   Mr. David Kelley

                                  EXHIBIT 2.2

                            FORM OF ISSUANCE REQUEST

                                 EXHIBIT 2.2

                              ISSUANCE REQUEST



                            ______________, 199__



ABN AMRO Bank N.V., Houston Agency, As Agent
Three Riverway, Suite 1600
Houston, Texas  77056

Attention:  Mr. Kenneth S. Womack, Vice President

       Re:    Landmark Graphics Corporation

Ladies and Gentlemen:

         This Issuance Request is delivered to you pursuant to Section 2.2 of that certain Credit Agreement (as amended, supplemented and restated from time to time, the "Credit Agreement") dated as of December ___, 1995, by and among the financial institutions from time to time parties thereto (collectively, the "Lenders"), ABN AMRO Bank N.V., as Agent for the Lenders, and Landmark Graphics Corporation (the "Borrower"). Any term defined in the Credit Agreement and used in this Issuance Request shall have the meaning given to it in the Credit Agreement.

                 The Borrower hereby requests that the Agent issue (check as applicable) [__] a Letter of Credit [__] an Agent Letter of Credit (the "Applicable Letter of Credit") on ___________________, 199____ in the initial face amount of $_________________ [and in the form attached hereto].*

                 The beneficiary of the requested Applicable Letter of Credit will be ______________________________________________, and such Applicable
Letter of Credit will be in support of _____________________________________
_____________________________________________________________________________
[provide description] and will have a stated expiry date of ____________________ , 199___.





__________________________________

     * Include where the Borrower is providing the form of Letter of Credit or Agent Letter of Credit requested to be issued.

___________, 199__
Page 2



The following documents will be required upon presentation:

                             [Provide Description]

         _______________________________________________________________
         _______________________________________________________________
         _______________________________________________________________

                 A completed Application with respect to the Applicable Letter of Credit is attached.**

Date:  ___________________, 199__.


                                                   LANDMARK GRAPHICS CORPORATION



                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________





__________________________________

     **Attach Agent's most recent applicable forms with qualifying language as on the attached forms.

                                  EXHIBIT 2.4

                           FORM OF BORROWING REQUEST

                                  EXHIBIT 2.4

                               BORROWING REQUEST


                             ______________, 199__


ABN AMRO Bank N.V., Houston Agency, As Agent
Three Riverway, Suite 1600
Houston, Texas  77056

Attention:  Mr. Kenneth S. Womack, Vice President

       Re:    Landmark Graphics Corporation

Ladies and Gentlemen:

         This Borrowing Request is delivered to you pursuant to Section 2.4 of that certain Credit Agreement (as amended, supplemented and restated from time to time, the "Credit Agreement") dated as of December ___, 1995, by and among the financial institutions from time to time parties thereto (collectively, the "Lenders"), ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders, and Landmark Graphics Corporation (the "Borrower"). Any term defined in the Credit Agreement and used in this request shall have the meaning given to it in the Credit Agreement.

___      1.      LOANS

         ___     A.       The Borrower hereby requests that Loans be made by the Lenders in accordance with each such
                          Lender's Commitment pursuant to the terms and conditions of the Credit Agreement in the aggregate principal amount for all such Loans of $___________________ on ____________, 199___
                          and that  (check as applicable) [___] $_______________________ of such Loans shall be Eurodollar
                          Loans having an Interest Period of _________________ month(s); and/or [___] $______________
                         ___________ of such Loans shall be Base Rate Loans.

        ___     B.       The Borrower hereby requests (check as applicable) [___] a rollover of [___] all or [___] $_______
                         ____________________________ of such Loans to Eurodollar Loans having an Interest Period of ____
                         month(s); [___] a conversion of [___] all or [___] $__________________________________ of such
                         Loans to Base Rate Loans; and/or [___] a conversion of [___] all or [___] $________________


[S]              [C]
                     of such Loans to Eurodollar Loans having an Interest Period of ______ months(s).

         ___     C.  The Borrower hereby certifies that $______________________
                     of the proceeds of the above requested Loans will be used for an Acquisition, the total Acquisition price
                     (calculated as provided in the Credit Agreement) is $ _______________________) and, if applicable, the
                     Borrower has provided the report required pursuant to
                     Section 6.13 of the Credit Agreement containing calculations demonstrating on a trailing four (4)-quarter pro forma basis the Borrower's compliance with Sections
                     6.23, 6.24 and 6.25 of the Credit Agreement and containing a statement of the sources and uses of funds for such Acquisition and the Borrower is not aware of any changes to the information contained in such report.

___      2.      LETTERS OF CREDIT

                 The Borrower hereby requests that the Agent issue a Letter of Credit pursuant to Section 2.2 of the Credit Agreement. Attached hereto is a duly executed Issuance Request and an Application.

___      3.      AGENT LETTERS OF CREDIT

                 The Borrower hereby requests that the Agent issue an Agent Letter of Credit pursuant to Section 2.2 of the Credit Agreement. Attached hereto is a duly executed Issuance Request and an Application.

         The Borrower hereby certifies to the Agent and each Lender to the extent a new Borrowing is requested hereunder, that all conditions precedent set forth in Section 4 of the Credit Agreement have been satisfied or waived in writing and that this Borrowing Notice constitutes a representation and warranty by the Borrower that on the date hereof all representations and warranties set forth therein are true and correct in all respects except to the extent the representation or warranty relates to an earlier date, in which case it shall have been true and correct as of such earlier date. The Borrower hereby agrees that if prior to the time of the making of the Loans or the issuance of a Letter of Credit or an Agent Letter of Credit, as the case may be, as requested hereby, any matter certified herein by it will not be true and correct in all respects at such time as if then made, it will immediately so notify the Agent in writing.

         To the extent a new Borrowing is requested hereunder, Schedule 1 attached to this Borrowing Notice and incorporated herein for all purposes shows the availability under the Credit Agreement. The Borrower hereby certifies that each amount thereon is correctly stated.

         Please wire transfer the proceeds of the Loans to the following accounts of the following Persons at the financial institutions indicated respectively:

                                         Account
Amount to be             ----------------------------------------            Name, Address, etc. of
 Transferred                    Name               Account No.                  Transferee Bank
 -----------            ---------------------      -----------                  ---------------
___________             _________________          ____________        __________________________________________________

                                                                       __________________________________________________

                                                                       __________________________________________________


                                                                       Attn: ____________________________________________


___________             _________________          ____________        __________________________________________________

                                                                       __________________________________________________

                                                                       __________________________________________________


                                                                       Attn: ____________________________________________




         The undersigned certifies that he is the officer of the Borrower as designated below, and that as such he is authorized to execute this Borrowing Notice on behalf of the Borrower.

         Date:____________________,  199__.

                                                   LANDMARK GRAPHICS CORPORATION


                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________

                        SCHEDULE 1 TO BORROWING REQUEST
                        _______________________________

(COMPLETE FOR REQUESTS FOR LOANS, LETTERS OF CREDIT AND AGENT LETTERS OF
CREDIT)


A.      LOANS:

        1.       Commitment Amount                                               $100,000,000

        2.       Outstanding principal amount of all Loans                       $___________

        3.       Outstanding L/C Obligations (including Agent Letters
                 of Credit)                                                      $___________

        4.       Available Credit (1 minus the sum of 2 plus 3)                  $___________

        5.       Principal Amount of requested Loans                             $___________

        6.       Remaining available Credit                                      $___________
                 after giving effect to requested Loans (4 minus 5)

B.      LETTERS OF CREDIT:

        1.       L/C Commitment Amount                                           $ 15,000,000

        2.       Outstanding L/C Obligations (including Agent Letters
                 of Credit)                                                      $___________

        3.       Available L/C Commitment Amount (1 minus 2)                     $___________

        4.       Face amount of requested Letters of Credit                      $___________

        5.       Remaining available L/C Commitment Amount
                 after giving effect to requested Letters of Credit
                 (3 minus 4)                                                     $___________

C.      AGENT LETTERS OF CREDIT:

        1.       Agent L/C Commitment Amount                                     $  1,000,000

        2.       L/C Obligations with respect to Agent Letters of Credit         $___________

        3.       Available Agent L/C Commitment Amount                           $___________

        4.       Face amount of requested Agent Letters of Credit                $___________

        5.       Remaining available Agent L/C Commitment                        $___________
                 Amount after giving effect to requested Agent Letters
                 of Credit (3 minus 4)

                                  EXHIBIT 2.6

                        FORM OF CERTIFICATE OF EXTENSION

                                  EXHIBIT 2.6

                            CERTIFICATE OF EXTENSION


         This Certificate of Extension is being furnished pursuant to that certain Credit Agreement dated as of December ___, 1995 (as amended from time to time, herein called the "Credit Agreement") by and among Landmark Graphics Corporation (the "Borrower"), certain lending institutions from time to time parties thereto (the "Lenders") and ABN AMRO Bank N.V., Houston Agency, as
Agent for the Lenders. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Credit Agreement.


                   Extension of Maturity Date and Commitments
                   __________________________________________


         Pursuant to Section 2.6 of the Credit Agreement and subject to the provisions of the Credit Agreement, the Borrower hereby certifies that the scheduled Commitment Termination Date (as in effect on the date hereof) is ___________ _________________ and that the Maturity Date (as in effect on the date hereof) is ______________________________, and requests one of the following:

_____    (1)     An extension of the Commitments for one (1) additional year and a concomitant extension of the Commitment Termination Date to _________________, 199__, and an extension of the Maturity
                 Date to the same date.

_____    (2)     The termination of the Commitments on the current Commitment
                 Termination Date.

         The Borrower hereby certifies to the Agent and each Lender that the representations and warranties of the Borrower contained in the Credit Agreement are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date) and that no Default or Event of Default has occurred and is continuing.

         EXECUTED this ___ day of _________________, _____.

                                      LANDMARK GRAPHICS CORPORATION


                                      By:__________________________
                                      Name:________________________
                                      Title:_______________________

                                  EXHIBIT 2.11

                            FORM OF PROMISSORY NOTE

                                  EXHIBIT 2.11

                                 REVOLVING NOTE

$___________________                                          December 15, 1995



         FOR VALUE RECEIVED, the undersigned unconditionally promises to pay to the order of _________________________ (the "Lender"), at the payment office of the Agent (as hereinafter defined) located in New York City, New York, on or before December 15, 1998, or such later date as the Maturity Date (as defined in the Credit Agreement as hereinafter defined) may be extended pursuant to
Section 2.6 of the Credit Agreement, the principal sum of __________________________________________________ ($_____________) or, if
less, the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender to the undersigned pursuant to the Credit Agreement, as shown, at Lender's option, either on the grid schedule attached hereto (and any continuation thereof), or in the records of the Lender.

         The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement; provided, however, that in no event shall such interest exceed the Highest Lawful Rate (as hereinafter defined).

         All payments of principal and interest hereunder shall be made in lawful money of the United States of America in freely transferable United States dollars.

         "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on this Note under laws applicable to the payee which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
Determination of the rate of interest for the purpose of determining whether the Loans represented hereby are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans represented hereby, all interest at any time contracted for, charged, or received from the undersigned in connection with such Loans.

         It is the intention of the payee to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans represented hereby would be usurious as to the payee under laws applicable to it (including the laws of the United States of America and the state of Texas or any other jurisdiction whose laws may be mandatorily applicable to such payee notwithstanding the other provisions of this Note or the Credit Agreement), then, in that event, notwithstanding anything to the contrary in this Note, the Credit

Agreement or any other instrument or agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the payee that is contracted for, taken, reserved, charged or received by the payee under this Note, the Credit Agreement, or under any of the aforesaid agreements or instruments entered into in connection with this Note or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the payee on the principal amount of this Note (or, if the principal amount of this Note shall have been paid in full, refunded by the payee to the undersigned); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default under the Credit Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the payee may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Note, the Credit Agreement or otherwise shall be automatically canceled by the payee as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the payee on the principal amount of this Note (or if the principal amount of this Note shall have been paid in full, refunded by the payee to the undersigned), and in each case, to the extent permitted by applicable law, the payee shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to payee for the purpose of determining the Highest Lawful Rate, payee hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to payee's right subsequently to change such method in accordance with applicable law. Chapter 15 of Article 5069 of the Texas Revised Civil Statutes, which regulates certain revolving credit loan accounts and revolving tri-party accounts, shall not apply to this Note.

         This Note is one of the Notes referred to in and is entitled to the benefits of that certain Credit Agreement dated as of December 15, 1995 (as the same may be amended, modified, supplemented, extended, rearranged and/or restated from time to time, the "Credit Agreement"), entered into by and among Landmark Graphics Corporation, as Borrower, certain financial institutions from time to time parties thereto, as Lenders, and ABN AMRO Bank N.V., Houston Agency, as Agent. Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned, and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable in accordance with the Credit Agreement, and any indebtedness of the holder hereof to the undersigned may be appropriated and applied hereon.

         In additional to and not in limitation of the foregoing, the undersigned further agrees, subject only to any limitation imposed by applicable laws, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsees, or otherwise, severally waive presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                                   LANDMARK GRAPHICS CORPORATION



                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________

                          LOANS AND PRINCIPAL PAYMENTS
                          ----------------------------

   Date                   Type of Loan Made                   Amount of Principal Repaid
-------------------------------------------------------------------------------------------
                  Base Rate         Eurodollar Rate        Base Rate        Eurodollar Rate
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

   Date              Unpaid Principal Balance                                 Notation
-------------------------------------------------------------------------------------------
                  Base Rate       Eurodollar Rate         Total               Made By
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

                                  EXHIBIT 4.1A

                                FORM OF GUARANTY

                                  EXHIBIT 4.1A

                                    GUARANTY

                 THIS GUARANTY (this "Guaranty") dated as of December ___, 1995, is from ______________________, a _____________ corporation (the
"Guarantor"), to the Lenders referred to hereinafter and ABN AMRO Bank N.V. ("ABN AMRO"), a Netherlands chartered bank, acting through its Houston agency, as Agent for the Lenders (herein in such capacity, together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H:

                 A. Landmark Graphics Corporation (the "Borrower"), a Delaware corporation, the various financial institutions (collectively, the "Lenders") as are or may from time to time become parties thereto, and the Agent have entered into that certain Credit Agreement dated as of December 15, 1995 (herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, the "Credit Agreement"), pursuant to which, upon the terms and conditions therein set forth, the Lenders have agreed to (a) make loans to the Borrower, which loans are evidenced by promissory notes of the Borrower (herein, as amended, modified, supplemented, extended, rearranged and/or restated from time to time, together with any promissory note given in amendment, modification, supplementation, extension, rearrangement and/or substitution thereof or therefor, collectively called the "Notes"), each dated December 15, 1995 in the original aggregate principal amount of $100,000,000, payable to the order of the Lenders, respectively, and
(b) issue and participate in Letters of Credit (as defined in the Credit Agreement) for the account of the Borrower. Capitalized terms used herein without definition shall have the meanings assigned in the Credit Agreement.

                 B. As a condition precedent to the making of the initial Loans and the issuance of the Letters of Credit under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty.

                 C. The Guarantor has duly authorized the execution, delivery and performance of this Guaranty.

                 D. It is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower and the issuance of and participation in Letters of Credit, as the case may be, by the Lenders or the Agent, as the case may be, pursuant to the Credit Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Borrower and to issue and participate in Letters of Credit pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Lender and the Agent, as follows:

                                   ARTICLE I

                                    GUARANTY

        1.1 Guaranty. For value received, and in consideration of any loan or other financial accommodation, heretofore or hereafter at any time made or granted to the Borrower by the Lenders, the Guarantor hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Lenders and the Agent and their successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing or due or to become due, including, without limitation, all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of such Bankruptcy Code, 11 U.S.C. Section
502(b) and Section 506(b), under and in connection with the Credit Agreement, including, without limitation under (a) the Notes, and (b) the Letters of Credit, including any Reimbursement Obligations with respect thereto (all such obligations being hereinafter collectively called the "Liabilities"), and the Guarantor further agrees to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Agent and the Lenders in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. Anything herein contained to the contrary notwithstanding, the amount of this Guaranty, however, shall not exceed the greater of

         (a) an amount $1.00 less than the amount which, if paid by the Guarantor would render the Guarantor insolvent, and

         (b) an amount equal to the value of all benefits received by the Guarantor as a result of the execution, delivery, and performance by the Borrower of the Credit Agreement and each other Credit Document (as defined in the Credit Agreement), including all loans, advances, and contributions, if any, made by the Borrower to the Guarantor, and the making of Loans to, and the issuance of Letters of Credit, if any, on behalf of, the Borrower.

                 The term "insolvent" as used herein, means, with respect to the Guarantor on a particular date, that on such date

         (a) the fair salable value of the property of the Guarantor is less than the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Guarantor;

         (b) the present fair salable value of the assets of the Guarantor is less than the amount that will be required to pay the probable liabilities of the Guarantor as they become absolute and matured;

         (c) the Guarantor is not able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business; or

         (d)     the Guarantor has an unreasonably small capital.

         1.2. Bankruptcy. The Guarantor hereby agrees that, in the event of the dissolution or insolvency of the Borrower or the Guarantor, or the inability or failure of the Borrower or the Guarantor to pay its debts as they become due, or an assignment by the Borrower or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Agent and the Lenders forthwith the full amount which would be payable hereunder by the Guarantor as if all Liabilities were then due and payable.

         1.3. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default under the Credit Agreement, each Lender and each subsequent holder of any Note is hereby authorized by the Guarantor without notice to the Borrower, the Guarantor or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Guarantor, whether or not matured, against and on account of the obligations and liabilities of any of the Borrower or the Guarantor to that Lender or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder, or (b) the principal of or the interest on the Loans, the L/C Obligations or any other amounts due hereunder shall have become due and payable and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         1.4. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the Borrower or the Guarantor or that at any time or from time to time all Liabilities may have been paid in full), until all Liabilities (including any renewals, extensions and/or rearrangements of any thereof) and all interest thereon and all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Agent and the Lenders in endeavoring to collect the Liabilities and in enforcing this Guaranty shall have been finally paid in full and all Commitments (as defined in the Credit Agreement) have been permanently terminated.

         1.5. Reinstatement. The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or any Lender to any of the Liabilities is or must be rescinded or returned by the Agent or a Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or such Lender had not been made.

         1.6 Rights of Agent and Lenders. The Agent or any Lender may, from time to time, at its sole discretion and without notice to the Guarantor, take any or all of the following actions:

                 (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder;

                 (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities;

                 (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities;

                 (d) extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property securing any of the Liabilities; or

                 (e) resort to the Guarantor for payment of any of the Liabilities, whether or not the Agent or any Lender shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this clause being hereby expressly waived by the Guarantor).

         1.7. Application of Payments. Any amounts received by the Agent or any Lender from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Agent or such Lender may from time to time elect.

         1.8.    Waiver.  (a)  The Guarantor hereby expressly waives:

                       (i) notice of the acceptance by the Agent and the Lenders of this Guaranty;
                       (ii) notice of the existence or creation or non-payment of all or any of the Liabilities;

                          (iii) presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever; and

                          (iv) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

                 (b) No delay on the part of the Agent or any Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Agent or any Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Agent and the Lenders. No action of the Agent or any Lender permitted hereunder shall in any way affect or impair the rights of the Agent or any Lender and the obligations of the Guarantor under this Guaranty. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

         1.9. Subrogation. No payment made by or for the account of the Guarantor pursuant to this Guaranty shall entitle the Guarantor by subrogation or otherwise to demand or receive any payments by the Borrower or from or out of any properties of the Borrower until the Liabilities shall have been paid in full. The Guarantor shall not exercise any right or remedy against the Borrower or any properties of the Borrower by reason of any performance by the Guarantor of this Guaranty until the Liabilities shall have been paid in full.

         1.10. Excess Liabilities. The creation or existence from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited, if any, is hereby authorized, without notice to the Guarantor, and shall in no way affect or impair the rights of the Agent or any Lender and the obligation of the Guarantor under this Guaranty.

         1.11. Successors, Transferees and Assigns. The Agent and each Lender may, from time to time, without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein in accordance with the terms of the Credit Agreement; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the transferring Agent or Lender; provided, however, that, unless the transferring Agent or Lender, as the case may be, shall otherwise consent in writing, the transferring Agent or Lender, as the case may be, shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of the transferring Agent or Lender, as the case may be, as to those of the Liabilities which the transferring Agent or Lender, as the case may be, has not assigned or transferred.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Independent Means of Obtaining Information. The Guarantor hereby represents and warrants to the Agent and each Lender that it now has and will continue to have independent means of obtaining information concerning the affairs, operations, financial condition, business and prospects of the Borrower.

         2.2 Authorization; No Conflict. The Guarantor hereby further represents and warrants to the Agent and each Lender that

                 (a) the execution and delivery of this Guaranty, and the performance by the Guarantor of its obligations hereunder, are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Guarantor; and

                 (b) this Guaranty has been duly executed and delivered on behalf of the Guarantor and is the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles relating to or limiting creditors' rights generally, the making and performance of which do not and will not contravene or conflict with the articles of incorporation and by-laws or other corporate governance documents of the Guarantor or violate or constitute a default under any law, any presently existing requirement or restriction imposed by any judicial, arbitral or governmental instrumentality or any agreement, instrument or indenture by which the Guarantor is bound.

         2.3 Validity and Binding Nature. This Guaranty shall be binding upon the Guarantor, and upon the successors and assigns of the Guarantor, and shall include any successor or successors, whether immediate or remote, to such corporation; provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Agent and all Lenders except as may be provided in the Credit Agreement.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

         3.1. Governing Law; Severability. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Guaranty shall be prohibited by or invalid under such laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         3.2 DTPA WAIVER. THE GUARANTOR HEREBY REPRESENTS, WARRANTS AND AGREES WITH THE AGENT AND THE LENDERS THAT (A) IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, (B) IT IS REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN THE TRANSACTIONS CONTEMPLATED HEREBY AND HAS CONSULTED WITH SUCH COUNSEL IN CONNECTION WITH THIS WAIVER, (C) THE GUARANTOR IS A BUSINESS CUSTOMER WITH EITHER ASSETS OF $25,000,000 OR MORE OR IS OWNED OR CONTROLLED BY A CORPORATION OR ENTITY WITH ASSETS OF $25,000,000 OR MORE, (D) IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND (E) THIS GUARANTY, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS ARE NOT A RESULT OF ANY DISPARITY IN BARGAINING POSITION BETWEEN IT AND THE AGENT AND THE LENDERS, WERE NEGOTIATED BY THE PARTIES HERETO ON AN ARMS-LENGTH BASIS AND REPRESENT THE BARGAINED-FOR AGREEMENT OF THE PARTIES HERETO. THE GUARANTOR HEREBY WAIVES VOLUNTARILY THE PROVISIONS OF THE DECEPTIVE TRADE PRACTICES ACT - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE.

         3.3     Binding Arbitration.

         (a) Any controversy or claim ("claim"), whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause) arising out of or related to this Guaranty, the Credit Agreement, any other Credit Document or the Loans (including any amendments or extensions of any of thereof), or the breach or termination thereof shall be settled by arbitration administered by the American Arbitration Association Commercial Arbitration Rules then in effect (the "AAA Rules") and this provision. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

         (b) The arbitration shall be held in Houston, Texas. There shall be appointed a panel of three arbitrators under the AAA Rules. The Commercial Arbitration Tribunal (as defined in the AAA Rules) shall determine the claims of the parties and render a final award in accordance with the substantive law of the State of Texas, excluding the conflicts provisions of such law. The Commercial Arbitration Tribunal shall set forth the reasons for the award in writing. The Commercial Arbitration Tribunal shall not be empowered to award punitive damages.

         (c) The obligation to arbitrate any claim shall extend to the successors and assigns of the parties. The parties shall use their best efforts to cause the obligation to arbitrate any claim to extend to any officer, director, employee, shareholder, agent, trustee, affiliate, or subsidiary. The terms hereof shall not limit any obligations of a party to defend, indemnify or hold harmless another party against court proceedings or other claims, losses, damages or expenses.

         (d) The Commercial Arbitration Tribunal shall order the parties to promptly exchange copies of all exhibits and witness lists, and, if requested by a party, to produce other relevant documents, to answer up to twenty-five interrogatories (including subparts), to respond to up to twenty-five requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing all witnesses that such party has listed and up to four other persons within such party's control. Any additional discovery shall only occur by agreement of the parties or as ordered by the arbitrator upon a finding of good cause.

         (e) Each party shall bear its own costs, expenses and attorney's fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorney's fees in connection with such court proceeding.

         (f) In order to prevent irreparable harm, the arbitrator shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator, a party may, notwithstanding any other provision of this Guaranty, seek temporary injunctive relief from any court of competent jurisdiction; provided that the party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than 10 days after the appointment of the arbitrator (or in any event for longer than 60 days).

         (g) Nothing in this Guaranty, the Credit Agreement or any other Credit Loan Document shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose or any waivers contained in this Guaranty, the Credit Agreement or any other Credit Document; or (ii) be a waiver by the Agent or any Lender of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (iii) limit the right of the Agent or any Lender hereto (A) to exercise self-help remedies including, but not limited to, setoff, (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies including but not limited to, injunctive relief, writ of possession or the appointment of a receiver. The Agent or any Lender may exercise such self-help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during, or after the pendency of any arbitration proceeding brought pursuant to this Guaranty. Neither this exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         3.4 Notices. Except as otherwise specified herein, all notices under this Guaranty shall be in writing (including cable, telecopy or telex) and shall be given to the Guarantor at its address, telecopier number or telex number set forth on the signature page hereof or such other address, telecopier number or telex number as the Guarantor may hereafter specify by notice to the Agent, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified on the signature pages hereof and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, or (v) if given by any other means, when delivered at the addresses specified on the signature page hereof.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                           _____________________________________



                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

Address:
__________________________________
__________________________________
__________________________________

                                  EXHIBIT 4.1B

                             FORM OF LEGAL OPINION

                    [WINSTEAD SECHREST & MINICK LETTERHEAD]


                               December 15, 1995


ABN AMRO Bank N.V., Houston Agency
First Interstate Bank of Texas, N.A.
NBD Bank
Fleet National Bank of Massachusetts
The Bank of Nova Scotia, Atlanta Agency
The Sanwa Bank, Limited, Dallas Agency
The Fuji Bank Ltd.

        Re: Credit Agreement dated as of December 15, 1995 by and among Landmark Graphics Corporation, certain commercial lending institutions named above (the "Lenders"), and ABN AMRO Bank N.V., Houston Agency, as Agent for itself and the other Lenders (the "Credit Agreement")


Ladies and Gentlemen:

      We have acted as counsel to Landmark Graphics Corporation, a Delaware corporation (the "Borrower"), and certain domestic subsidiaries of the Borrower listed on Schedule I attached hereto and made a part hereof (each a "Guarantor" and collectively, the "Guarantors") in connection with the negotiation, execution and delivery of the Credit Agreement, the Subsidiary Guaranties of the Guarantors and related documents (collectively, the "Loan Documents"). This Opinion Letter is provided to you pursuant to Section 4.1(k) of the Credit Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Credit Agreement or the Accord (see below).

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States, the General Corporation
Law of the State of Delaware and the Law of the State of Texas.

     As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established by us, relied upon factual representations made by the Borrower in Section 5 of the Credit Agreement and certifications by officers of the Borrower and the Guarantors.

     The provisions of Sections 1 through 9 and 19 through 21, inclusive, of the Accord shall be applicable to those opinions expressed below that are not specifically addressed by the Accord.

     Based upon and subject to the foregoing and the other qualifications and limitations stated in this Opinion Letter, we are of the opinion that:

     1. Each of the Borrower and the Guarantors is a corporation validly existing and in good standing under the laws of the state of its incorporation.

     2. Each of the Borrower and the Guarantors (other than Geographix, Inc.) has the corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The Loan Documents have been duly authorized by all necessary corporate action on the part of the Borrower and the Guarantors (other than Geographix, Inc.), as the case may be, and have been duly executed and delivered by the Borrower and the Guarantors (other than Geographix, Inc.), as the case may be.

     3. The Loan Documents to which the Borrower is a party are enforceable against the Borrower. The Subsidiary Guaranty to which a Guarantor is a party is enforceable against such Guarantor.

     4. Execution and delivery by the Borrower and each Guarantor of, and performance of its agreements in, the Loan Documents to which it is a party do not (a) violate its Constituent Documents, (b) breach or otherwise violate any existing obligation of the Borrower or a Guarantor under any Court Order, or (c) violate applicable provisions of statutory law or regulation.

     5. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority, court or arbitrator is required under Texas or federal statutes or regulations in connection with the execution and delivery by the Borrower and the Guarantors of the Loan Documents, except for those already obtained or completed.

     6. Neither the Borrower nor any of the Guarantors is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     7. Neither the Borrower nor any of the Guarantors is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     In rendering the opinion expressed in paragraphs 3 and 4 above with respect to Geographix, Inc., we have assumed that (i) Geographix, Inc. has the corporate power and authority to execute, deliver and perform its obligations under the Subsidiary Guaranty to which it is a party, (ii) such Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of Geographix, Inc. and (iii) such Subsidiary Guaranty has been duly executed and delivered by Geographix, Inc.

     We hereby confirm to you, pursuant to the request set forth in Section 5.4 of the Credit Agreement, that there are no actions or proceedings against the Borrower or any of its

Subsidiaries pending, or overtly threatened in writing, before any court, governmental agency or arbitrator which are likely to have a Material Adverse Effect.

     To the extent not specifically modified above, this Opinion Letter modifies the Accord, pursuant to Section 21 of the Accord, as follows:

     (i) With respect to the Opinion expressed in paragraph 6 above, we have addressed legal issues under the Investment Company Act of 1940, as amended, which legal issues would otherwise be excluded by Accord Section 19; and.

    (ii) With respect to the Opinion expressed in paragraph 7 above, we have addressed legal issues under the Public Utility Holding Company Act of 1935, as amended, which legal issues would otherwise be excluded by Accord Section 19.

     This Opinion Letter may be relied upon by you only in connection with the transaction contemplated in the Credit Agreement and may not be used or relied upon by you or any other person (other than an assignee or participant of a Lender) for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.


                                        Very truly yours,

                                        WINSTEAD SECHREST & MINICK P.C.


                                        By: /s/ JAMES A. MARKUS
                                            ------------------------------------
                                            James A. Markus

                                   Schedule 1



                                   Guarantors
                                   ----------


1.   LMK Land Company, a Delaware corporation

2.   Landmark America Latina, S.A., a Delaware corporation

3.   Landmark Graphics International, Inc., a Texas corporation

4.   Landmark Graphics Europe/Africa, Inc., a Delaware corporation

5.   MGI Associates, Inc., a Texas corporation

6.   Munro Garrett International, Inc., a Texas corporation

7.   Geographix, Inc., a Colorado corporation

                                  EXHIBIT 6.6

                         FORM OF COMPLIANCE CERTIFICATE

                                  EXHIBIT 6.6

                             COMPLIANCE CERTIFICATE

                 Landmark Graphics Corporation (the "Borrower"), the financial institutions from time to time parties thereto (collectively, the "Lenders"), and ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders, have executed and delivered that certain Credit Agreement (as amended, supplemented and restated from time to time, the "Credit Agreement") dated as of December 15, 1995. Any term defined in the Credit Agreement and used in this Compliance Certificate shall have the meaning given to it in the Credit Agreement.

                 The undersigned, solely in his capacity as Chief Financial Officer or Treasurer (as noted below) of the Borrower, hereby certifies to the Agent and each of the Lenders that:

         A. The attached financial statements are (check one) [ ] quarterly financial statements [ ] annual financial statements as required by
Section 6.6 of the Credit Agreement and are the consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of income and retained earnings and of cash flows as at the date thereof and for the period covered thereby. Such financial statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, and have been prepared in accordance with GAAP, other than the omission of any footnotes as permitted at such time by the SEC and subject to normal year-end audit adjustments for any such financial statements that are quarterly financial statements.

         B. As of the date of the attached financial statements and with respect to the Borrower and its Subsidiaries on a consolidated basis:

                 1. FIXED CHARGE COVERAGE RATIO (historic rolling four-quarters)

                         a.    EBITDA                            $____________

                         b.    Capitalized research
                               and development costs             $____________

                         c.    Total of a minus b                $____________

                         d.    Principal amortization of
                               Indebtedness and required
                               prepayments                       $____________

                         e.    Consolidated cash interest
                               expense less consolidated
                               interest income                   $____________

                         f.    Capital expenditures (Net Cash
                               Proceeds of permitted third party

                               Transfers to be netted against
                               purchase price of assets purchased
                               during quarter)                     $____________

                         g.    Principal payments of
                               Capitalized Lease
                               Obligations                         $____________

                         h.    Cash income taxes paid              $____________

                         i.    Cash distributions or dividends
                               paid                                $____________

                         j.    Sum of d through i                  $____________

                         k.    Fixed Charge Coverage Ratio
                               (Ratio of c to j; not less than -
                               12/31/95 and 3/31/95 1.50 to 1.0
                               6/30/96 up to and including
                               3/31/97 1.75 to 1.0
                               6/30/97 and thereafter 1.85 to 1.0) ____ to _____

                 2. TOTAL FUNDED DEBT TO EBITDA (historic rolling four-quarters)

                          a.   Total Funded Debt                   $___________


                               i.     Indebtedness for borrowed
                                      money, bonds, debentures,
                                      notes, or similar
                                      instruments, plus deferred
                                      purchase price               $___________

                               ii.    Letters of credit and
                                      banker's acceptances         $___________

                               iii.   Capitalized Leases           $___________


                          b.      EBITDA                           $___________

                          c.      Total Funded Debt to EBITDA
                                  Ratio (Ratio of a to b; not
                                  greater than 3:00 to 1:00)       ____ to _____

            3.       ADJUSTED NET WORTH

                     a.      Adjusted Net Worth:

                             i.  Consolidated Net Worth        $___________


                            ii.  Goodwill amortization
                                 and non-cash,
                                 non-recurring writeoffs,
                                 each associated with an
                                 Acquisition
                                                                $___________

                           iii.  Merger costs under
                                 pooling of interests
                                 (5% limitation)                $___________

                            iv.  Adjusted Net Worth (sum
                                 of i through iii)              $___________


                     b.      Minimum Required Adjusted Net Worth:

                             i.  Adjusted Net Worth as
                                 of 9/30/95                     $139,400,000

                            ii.  50% of Consolidated Net
                                 Income for then most
                                 recent ending fiscal
                                 quarter                        $___________

                           iii.  50% of cumulative
                                 Consolidated Net Income
                                 for all fiscal quarters
                                 ending 12/31/95 through
                                 the most recent ending
                                 fiscal quarter                 $___________

                            iv.  Minimum Adjusted Net
                                 Worth (sum of i and iii)       $___________

                     c.      Overage (Shortage)
                             (a(iv)-b(iv))                      $___________


         C. All of the representations and warranties contained in the Credit Agreement are true and correct in all respects on the date hereof as if made on the date hereof except, (i) to the extent such representation and warranty relates to an earlier date in which case it shall have been true and correct as of such earlier date, and (ii) as to the following matters:
[Describe or attach a schedule of all such representations and warranties that are no longer true or correct and, if applicable, what action the Borrower has taken or proposes to take with respect thereto].

            _____________________________________________________
            _____________________________________________________
            _____________________________________________________

         D.      (Check EITHER 1 or 2)

                 [__] 1. As of the date hereof, no Default or Event of Default has occurred and is continuing.

                 [__] 2. As of the date hereof, no Default or Event of Default has occurred and is continuing except the following matters: [Describe all such Defaults or Events of Default, specifying the nature, duration and status thereof and what action the Borrower has taken or proposes to take with respect thereto].

            _____________________________________________________
            _____________________________________________________
            _____________________________________________________


         E. The Borrower or a Subsidiary of the Borrower has made the following permitted Acquisitions during the past fiscal quarter: [List only if an Acquisition Report was not provided to the Agent in connection with such Acquisition]

                 1.   Name of entity or division: __________________________

                 2.   Acquisition of: [stock or assets]_____________________

                 3. Acquisition price (calculated as provided in Section 6.13): _________________


Date: _____________________, 199____.

                                                   LANDMARK GRAPHICS CORPORATION



                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________

                                  EXHIBIT 6.13

                           FORM OF ACQUISITION REPORT

                                  EXHIBIT 6.13

                               ACQUISITION REPORT

                 Landmark Graphics Corporation (the "Borrower"), the financial institutions from time to time parties thereto (collectively, the "Lenders"), and ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders, have executed and delivered that certain Credit Agreement (as amended, supplemented and
restated from time to time, the "Credit Agreement") dated as of December   ,
1995. Any term defined in the Credit Agreement and used in this Acquisition Report shall have the meaning given to it in the Credit Agreement.

                 The undersigned, solely in his or her capacity as Chief Financial Officer or Treasurer (as noted below) of the Borrower, hereby certifies to the Agent and each of the Lenders that:

         A. The Borrower intends to make an Acquisition of the [stock or assets] of the following entity or division:________________________________ . The Acquisition price (calculated as provided in Section 6.13) is $____________ _____________. The sources for payment of the Acquisition price and uses of such funds and/or property are as follows: [list sources, including cash of Borrower/stock/deferred purchase price/earn out position of purchase price/Borrowing/other property and uses of such funds and/or property]

Sources:        ___________________     Uses:  ___________________
                ___________________            ___________________
                ___________________            ___________________

         B.      The following calculations demonstrate on a trailing four
(4)-quarter pro forma basis the Borrower's compliance with Sections 6.23, 6.24 and 6.25 of the Credit Agreement [any adjustments for non-GAAP reporting of the acquired entity are detailed on attached schedule]:

1.       FIXED CHARGE COVERAGE RATIO               Borrower and
         (historic rolling four-quarters)          Its Subsidiaries                   Acquisition              Combined
                                                   ----------------                  -------------           ------------
         a.      EBITDA                            $____________                     $__________             $___________

                 i.       Add back distributions,
                          dividends and bonuses         -0-
                          to prior owner)          $____________                     $__________             $___________


                 ii.      Add back corporate
                          overhead non-recurring        -0-
                          after Acquisition date   $____________                     $__________             $___________

                                                        -0-
         b.      Adjusted EBITDA (sum              $____________                     $__________             $___________

                 of a, a(i) and a(ii))

         c.      Capitalized research
                 and development costs                      $____________             $__________             $___________

         d.      Total of b minus c                         $____________             $__________             $___________

         e.      Principal amortization of
                 Indebtedness and required
                 prepayments (include
                 assumed Indebtedness in
                 connection with
                 Acquisition)                               $____________             $__________            $____________

         f.      Consolidated cash interest
                 expense less consolidated
                 interest income (1 year interest
                 on revolver funding to be drawn
                 for Acquisition and include interest
                 on assumed Indebtedness in
                 connection with Acquisition)               $____________             $___________           $____________

         g.      Capital expenditures (Net Cash
                 Proceeds of permitted third
                 party Transfers to be netted
                 against purchase price of assets
                 purchased during quarter)                  $____________             $___________           $____________

         h.      Principal payments of
                 Capitalized Lease
                 Obligations                                $____________             $___________           $____________

         i.      Cash income taxes paid                     $____________             $___________           $____________
                 (as adjusted for effect of
                 revolver funding to be
                 drawn for Acquisition)

         j.      Cash distributions or dividends                                           -0-
                 paid                                       $____________             $____________          $____________


         k.      Sum of e through j                         $____________             $___________           $____________

         l.      Fixed Charge Coverage Ratio
                 (Ratio of d to k; not less than -
                 12/31/95 and 3/31/95                       1.50 to 1.0
                 6/30/96 up to and including
                 3/31/97                                    1.75 to 1.0
                 6/30/97 and thereafter                     1.85 to 1.0)                                     ____ to ____

2.       TOTAL FUNDED DEBT TO EBITDA                        Borrower and
         (historic rolling four-quarters)                   Its Subsidiaries          Acquisition              Combined
                                                            ----------------          -----------            -------------
         a.      Total Funded Debt (include any
                 revolver funding to be drawn
                 for Acquisition and assumed
                 Indebtedness in connection
                 with Acquisition)                          $____________             $___________           $____________



         b.      Adjusted EBITDA                   $____________            $___________                   $____________

         c.      Total Funded Debt to EBITDA
                 Ratio (Ratio of a to b; not
                 greater than 3:00 to 1:00)                                                                 ____ to ____


3.       ADJUSTED NET WORTH                                                                                  COMBINED
                                                                                                            ------------
         a.      Adjusted Net Worth (reconciliation is
                 detailed on attached schedule):

                 i.       Consolidated Net Worth                                                            $____________

                 ii.      Goodwill amortization and
                          non-cash, non-recurring writeoffs,
                          each associated with an
                          Acquisition                                                                       $____________

                 iii.     Merger costs under pooling of
                          interests (5% limitation)                                                         $____________

                 iv.      Adjusted Net Worth (sum of i through iii)                                         $____________

         b.      Minimum Required Adjusted Net Worth:

                 i.       Adjusted Net Worth as of 9/30/95                                                  $ 139,400,000

                 ii.      50% of Consolidated Net Income
                          for then most recent ending
                          fiscal quarter                                                                    $____________

                 iii.     50% of cumulative Consolidated Net
                          Income for all fiscal quarters
                          ending 12/31/95 through the most
                          recent ending fiscal quarter                                                      $____________

                 iv.      Minimum Adjusted Net Worth (sum
                          of i and iii)                                                                     $____________

         c.      Overage (Shortage) (a(iv)-b(iv))                                                           $____________


Date: _____________________, 199____.

                                                   LANDMARK GRAPHICS CORPORATION



                                                   By:_________________________
                                                   Name:_______________________
                                                   Title:______________________

                                 EXHIBIT 10.10

                          FORM OF ASSIGNMENT AGREEMENT

                                 EXHIBIT 10.10

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


        This Assignment Agreement (this "Agreement") dated as of _____________, 199__, is by and among ______________________________________ (the "Assignor"),
_____________________________ (the "Assignee"), Landmark Graphics Corporation, a Delaware corporation (the "Borrower"), and ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders (as hereinafter defined) (in such capacity, the "Agent").

                                  WITNESSETH:

         WHEREAS, the Agent, as agent for the financial institutions (collectively, the "Lenders") now or hereafter parties to that certain Credit Agreement (as amended, supplemented and restated from time to time, the "Credit Agreement") dated as of December 15, 1995, by and among the Borrower, the Lenders, including the Assignor as one such Lender, and the Agent;

         WHEREAS, the Assignor has agreed to make certain Loans to and participate in Letters of Credit for the account of the Borrower in accordance with the terms of the Credit Agreement, with the maximum aggregate amount of the Assignor's Loans and participation in Letters of Credit outstanding not to exceed the Assignor's Commitment; and

         WHEREAS, on a pro rata basis, the Assignor proposes to sell and assign to the Assignee, and the Assignee proposes to buy and accept from the Assignor, a _____ percent (_____%) interest (the "Assigned Interest") in the rights and obligations of the Assignor under the Credit Documents with the effect that the Assignee will have a maximum Commitment of $________________, resulting in a Percentage of ______%;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. Any term defined in the Credit Agreement and used in this Agreement shall have the meaning ascribed to it in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby incorporated into this Agreement by reference.

         SECTION 2. Assignment. The Assignor hereby assigns and sells, without recourse or warranty except as specifically set forth herein, to the Assignee the Assigned Interest in the rights and obligations of the Assignor under the Credit Documents. The Assignee hereby purchases and accepts, without recourse or warranty except as specifically set forth herein, from the Assignor all of such rights and obligations of the Assignor, including the corresponding portion of (a) the principal amount of the Loans made by the Assignor, (b) the participation of the Assignor in the Letters of Credit, if any, and (c) any Reimbursement Obligations of the Borrower owing to the Assignor outstanding on the date hereof. As of the date hereof, the Assignee's Percentage of the outstanding principal balance of the Loans and Reimbursement Obligations of the Borrower is $____________. Subject to the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent on the date hereof,
(a) the Assignee shall succeed, on a pro rata basis, to the rights and interests, and be obligated to perform the obligations of, a Lender under the Credit Documents with a Percentage of _______%, and shall be considered a Lender for all purposes; (b) the Assignee shall deliver to the Assignor, in immediately available funds, the Assignee's Percentage of the outstanding Loans (minus an amount equal to the Assignee's Percentage of any Letter of Credit fee paid by the Borrower to the Assignor pursuant to the terms of the Credit Agreement for the remaining portion of the calendar quarter), and (c) the Percentage of the Assignor as of the date hereof shall be reduced by the Percentage acquired by the Assignee, and the Assignor shall be released from its obligations under the Credit Documents which have been so assigned to and accepted by the Assignee. The Assignee shall participate in all outstanding Letters of Credit as provided in the Credit Documents.

         SECTION 3. Payments. Commitment fees accrued to the date hereof with respect to the Assignor's Percentage of the Commitment pursuant to Section 3.1 of the Credit Agreement are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Interest are for the account of the Assignee. All payments of principal of and accrued interest on the Loans and of Reimbursement Obligations are to be made by the Borrower to the Agent; the Agent shall divide such payments among the Lenders as their interests may appear, with all interest accruing on the Loans of the Assignor and Reimbursement Obligations before the date hereof to belong to the Assignor. Each of the Assignor and the Assignee hereby agrees that if it receives any amount from the Borrower under the Credit Documents which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party. The rights of the Assignor and the Assignee under this Section are in addition to other rights and remedies which the Assignor or the Assignee may have.

         SECTION 4. Consent of the Borrowers and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent to the extent required by Section 10.10(b) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of any such consent. Pursuant to Section 10.10(b) of the Credit Agreement, (a) the Assignor agrees to deliver its current Note(s) executed by the Borrower to the Borrower, marked "Renewed" or its equivalent, and simultaneously therewith (b) the Borrower agrees to execute and deliver new Notes payable to the order of the Assignee and, if applicable, to the Assignor to evidence the assignment and acceptance provided for herein.

         SECTION 5. The Assignor. The Assignor (a) represents and warrants to the Assignee that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any Lien; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any document furnished pursuant thereto and (ii) the financial condition of the Borrower or the performance or observance by the Borrower or any other Credit Party of any of its obligations under the Credit Documents.

         SECTION 6. The Assignee. The Assignee (a) confirms that it has received a copy of the Credit Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (c) appoints and authorizes the Agent to take such action as agent on behalf of the Assignee and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. If the Assignee is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the Assignee hereby (a) represents to the Assignor, the Agent and the Borrower that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the Assignor with respect to any payments to be made to such Assignor in respect of the Loans or the Letters of Credit, (b) furnishes to the Assignor, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (c) agrees for the benefit of the Assignor, the Agent and the Borrower to provide the Assignor, the Agent and the Borrower a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         SECTION 7. Notices and Payment Instructions. All notices in connection herewith shall be given in accordance with Section 10.7 of the Credit Agreement. The address of the Assignee for notices hereunder and thereunder, together with payment instructions for amounts to be paid to the Assignee under the Credit Agreement, shall be initially as set forth on the signature pages hereof.

         SECTION 8. Miscellaneous. This Agreement (a) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter, (b) is a Credit Document, and (c) shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                      [NAME OF ASSIGNOR]



                                      By:____________________________________
                                      Name:__________________________________
                                      Title:_________________________________



                                      [NAME OF ASSIGNEE]



                                      By:____________________________________
                                      Name:__________________________________
                                      Title:_________________________________


                                      [Insert Address]
                                      _______________________________________
                                      Attention:_____________________________
                                      Telecopy No.: (___)____________________


                                      Send payments to:

                                      ________________________________________
                                      ________________________________________
                                      ________________________________________

                                      [Reference: Landmark Graphics Corporation]

                                      LANDMARK GRAPHICS CORPORATION


                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      ABN AMRO BANK N.V., HOUSTON
                                      AGENCY, AS AGENT

                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________



                                      By:______________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                                  SCHEDULE 5.1

                              LIST OF SUBSIDIARIES

Name of                                            Jurisdiction of                         Percentage
Subsidiary                                           Organization                       Ownership Interest
----------                                         ---------------                      ------------------

LMK Land Company                                     Delaware                                 100%

Landmark America Latina, S.A.                        Delaware                                 100%

LANDMARK Graphics International, Inc.                Texas                                    100%

Landmark Graphics Europe/Africa, Inc.                Delaware                                 100%

Landmark/ITA Ltd.                                    Canada                                   100%

Landmark/CAEX, Inc.                                  Delaware                                 100%

Landmark Finance Corporation                         Delaware                                 100%

CAEX Services, Inc.                                  Delaware                                 100%

MGI Associates, Inc.                                 Texas                                    100%

GeoGraphix, Inc.                                     Colorado                                 100%

Technologies Acquisition Corporation                 Texas                                    100%

Landmark Sales Corporation (FSC)                     Barbados                                 100%

Landmark E.A.M.E., Ltd.                              England                                  100%

Landmark Graphics (Nigeria) Ltd.                     Nigeria                                  100%

PT Landmark Concurrent
 Solumi Indonesia                                    Indonesia                                 80%

Landmark Graphics (Malaysia) Sdn. Bhd.               Malaysia                                 100%

Landmark Graphics Columbia S.A.                      Colombia                                  95%

Landmark Graphics Venezuela C.A.                     Venezuela                                100%

Landmark Graphics do Brasil Ltda.                    Brazil                                   100%

Landmark de Argentina, S.A.                            Argentina                                100%

Landmark de Mexico, S.A. de C.V.                       Mexico                                   100%

Stratamodel (FSC)                                      Barbados                                 100%

MGI Associates, Inc.                                   Texas                                    100%

Munro Garrett International, Inc.                      Texas                                    100%

Munro Garrett (Asia Pacific) Pty, Ltd.                 Australia                                100%

Monro Garrett Inc.                                     Alberta                                  100%

Munro Garrett International Limited                    Scotland                                 100%

Munro Engineering Intl. Pte. Ltd.                      Singapore                                100%

                                 SCHEDULE 5.13

                               ERISA DISCLOSURES



                                     NONE.

                                 SCHEDULE 5.18

                           ENVIRONMENTAL DISCLOSURES



                                     NONE.

                                 SCHEDULE 6.17

                          LIST OF EXISTING INVESTMENTS


1. Investment in 87,013 shares of common stock and 4,000 shares of redeemable preferred stock of 3DX Technologies, Inc. ("3DX"), formerly Novera Energy Inc. The redeemable stock has a liquidation preference of $100 per share and is mandatorily redeemable in two equal installments on November 9, 2002 and 2003. This investment has a net book value of $851,000.

2. Outstanding note receivable of $250,000 from Integra Geoservices Inc. ("Integra") arising out of the Asset Purchase Agreement between Integra and Landmark/ITA Ltd. in April 1994.

3. Borrower acquired an option to purchase the equity interests of 619068 Alberta, Ltd. exercisable no later than October 31, 1997 at an exercise price which is based on 619068 Alberta, Ltd.'s financial results. In no event will the net present value of the option price be less than $8.0 million.

                                 SCHEDULE 5.19

                         LIST OF EXISTING INDEBTEDNESS


1. $10,000,000 five-year term loan and $25,000,000 revolving credit facility with NationsBank. Obligations are collateralized by the Borrower's headquarters site and undeveloped land adjacent thereto. No amounts are outstanding in either facility, and such facilities will be terminated upon consummation of the new credit facility.

2. Obligations relating to deferred purchase price payments relating to certain former shareholders of MGI Associates, Inc. Remaining payments are as follows:

                          Due Date               Payment
                          --------               -------

                    September 30, 1996           $2,248,150
                    September 30, 1997           $2,843,755

3. Borrower acquired an option to purchase the equity interests of 619068 Alberta, Ltd. in exchange for a NationsBank line of credit guarantee of $5.0 million. Currently, 619068 Alberta, Ltd. has $3.0 million outstanding under the credit line guarantee which is presently secured by Borrower's headquarters site and undeveloped land adjacent thereto. Upon consummation of the new credit facility, the credit line guarantee will be secured by the undeveloped land only.

4.   Security Agreement with Texas Copy collateralized by a Canon 8350 Copy
     System.

5. $5,000,000 line of credit with ABN AMRO Bank N.V. pursuant to which approximately $1,800,000 of letters of credit are outstanding. This line of credit will be reduced to $2,000,000 upon consummation of the new credit facility.

6. Letters of credits in the current amount of $96,000 issued by Hong Kong & Shanghai Banking Corporation for the account of certain Subsidiaries of Borrower.